As filed with the Securities and Exchange Commission on April 2, 2021

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CITIZENS FINANCIAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6022	05-0412693
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

One Citizens Plaza

Providence, RI 02903

(401) 456-7000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Malcolm Griggs

General Counsel and Chief Legal and Risk Officer

Citizens Financial Group, Inc.

One Citizens Plaza

Providence, RI 02903

(401) 456-7000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Robert W. Downes

Benjamin H. Weiner

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004-2498

(212) 558-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accredited filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

The registrant hereby amends this Registration Statement such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
2.638% Subordinated Notes due 2032	$620,555,000	96.325%	$597,755,809 (1)	$65,215.16
4.300% Fixed Rate Reset Subordinated Notes due 2031	$134,632,000	100%	$134,632,000 (2)	$14,688.35
3.750% Fixed Rate Reset Subordinated Notes due 2031	$68,710,000	100%	$68,710,000 (2)	$7,496.26
4.350% Fixed Rate Reset Subordinated Notes due 2031	$60,547,000	100%	$60,547,000 (2)	$6,605.68

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended.
(2)	Pursuant to Rule 457(f) under the Securities Act of 1933, as amended, the fee is calculated based upon the book value of such class of securities to be registered hereunder as of April 2, 2021.
(3)	Calculated in accordance with Rule 457 under the Securities Act of 1933, as amended.

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where offer or sale is not permitted.

Subject to Completion, dated April 2, 2021

Prospectus

Offers to Exchange

Any and All of the Outstanding Notes of the Series Specified Below

for Notes of the Same Series

that have been Registered under the Securities Act of 1933, as amended (the “Securities Act”)

The Exchange Offers (as defined below) will expire at 5:00 p.m. (Eastern time) on            , 2021, unless extended or earlier terminated by us (such date and time, as the same may be extended or earlier terminated with respect to any or all series of Exchange Notes (as defined below), the “Expiration Date”).

Upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, Citizens Financial Group, Inc., a Delaware corporation (“Citizens”, the “Company”, “we”, “us” and “our”) is offering to exchange in four concurrent, but separate, offers any and all of the four series of subordinated notes identified under “Title of Series of Original Notes” in the table below (collectively, the “Original Notes”) for a like principal amount of subordinated notes of the same series that have been registered under the Securities Act as described under “Title of Series of Exchange Notes” in the table below (collectively, the “Exchange Notes”).

Description of the Original Notes			Description of the Exchange Notes
CUSIP Number	Title of Series of Original Notes	Principal Amount Outstanding	CUSIP Number	Title of Series of Exchange Notes
174610AV7 / U1745PAE9	2.638% Subordinated Notes due 2032	$620,555,000	174610AW5	2.638% Subordinated Notes due 2032
174610AZ8	4.300% Fixed Rate Reset Subordinated Notes due 2031	$134,632,000	174610BA2	4.300% Fixed Rate Reset Subordinated Notes due 2031
174610BB0	4.350% Fixed Rate Reset Subordinated Notes due 2031	$60,547,000	174610BC8	4.350% Fixed Rate Reset Subordinated Notes due 2031
174610AX3	3.750% Fixed Rate Reset Subordinated Notes due 2031	$68,710,000	174610AY1	3.750% Fixed Rate Reset Subordinated Notes due 2031

We refer to each such offer as an “Exchange Offer” and such offers collectively as the “Exchange Offers.” With respect to a particular series of Original Notes, when we use the term “Notes” in this prospectus, the term includes the Original Notes and the Exchange Notes of such series unless otherwise indicated or the context otherwise requires. The terms of the Exchange Offers are summarized below and are more fully described in this prospectus.

The terms of each series of Exchange Notes are identical to the terms of the corresponding Original Notes of such series, except that the transfer restrictions and registration rights applicable to the Original Notes do not apply to the Exchange Notes.

We will accept for exchange any and all Original Notes of each series validly tendered and not validly withdrawn at any time at or prior to the applicable Expiration Date. You may withdraw tenders of Original Notes of each series at any time at or prior to the applicable Expiration Date.

The exchange of Original Notes of each series for the corresponding series Exchange Notes will not be a taxable event for U.S. federal income tax purposes. No public market currently exists for any series of Original Notes. We do not intend to list any series of Exchange Notes on any securities exchange and, therefore, no active public market is anticipated.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offers must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, starting on the date the registration statement, of which this prospectus forms a part, is declared effective and ending on the close of business 90 days after such date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

You should consider the risk factors beginning on page 10 of this prospectus before you decide whether to participate in the Exchange Offers.

Neither the Securities and Exchange Commission (the “SEC”), any state securities commission, the FDIC, the Board of Governors of the Federal Reserve System nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated                 , 2021

In making an investment decision regarding the Exchange Offers, you must rely on your own examination of us, the terms of the Exchange Offers and the terms of the Exchange Notes, including the merits and risks involved. You should not consider any information in this prospectus to be legal, business or tax advice. You should consult your own counsel, accountant and other advisors as to legal, tax, business, financial and related aspects of an acquisition of the Exchange Notes.

This prospectus contains summaries of certain documents which we believe are accurate, and it incorporates certain documents and information by reference. We refer you to the actual documents and information for a more complete understanding of what is discussed in this prospectus, and we qualify all summaries by such reference. We will make copies of such documents and information available to you upon request. See “Where You Can Find More Information.” In order to obtain timely delivery of any such materials, you must request information from us no later than five business days prior to the Expiration Date of the applicable Exchange Offer.

The Exchange Notes are not deposits or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency.

Neither Citizens nor the Exchange Agent makes any recommendation as to whether or not holders should exchange their Original Notes in the Exchange Offers.

You should read this entire prospectus (including the information incorporated by reference) and related documents and any amendments or supplements carefully before making your decision to participate in the Exchange Offers.

Holders must tender their Original Notes in accordance with the procedures described under “Description of the Exchange Offers—Procedures for Tendering.”

No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in, or incorporated by reference into, this prospectus, and, if given or made, such information or representation may not be relied upon as having been authorized by the Company or the Exchange

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Agent. Neither the delivery of this prospectus nor any exchange hereunder will, under any circumstance, create any implication that the information herein is current as of any time subsequent to the date hereof. You should not assume that the information appearing in this prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document or dates specified in the applicable document. Our business, financial condition, results of operations and prospects may have changed since those dates.

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SUMMARY

The following information should be read together with the information contained in or incorporated by reference in other parts of this prospectus. It may not contain all the information that is important to you. You should carefully read this entire prospectus, as well as the information to which we refer you and the information incorporated by reference herein, before making a decision to participate in the Exchange Offers. If any statement in this prospectus conflicts with any statement in a document that we have incorporated by reference, then you should consider only the statement in the more recent document. You should pay special attention to the “Risk Factors” sections of this prospectus and our Annual Report on Form 10-K for the year ended December 31, 2020 (the “2020 Form 10-K”) to determine whether participation in the Exchange Offers.

Citizens Financial Group, Inc.

Citizens Financial Group, Inc. is one of the nation’s oldest and largest financial institutions, with $183.3 billion in assets as of December 31, 2020. Headquartered in Providence, Rhode Island, Citizens offers a broad range of retail and commercial banking products and services to individuals, small businesses, middle-market companies, large corporations and institutions. Citizens helps its customers reach their potential by listening to them and by understanding their needs in order to offer tailored advice, ideas and solutions. In Consumer Banking, Citizens provides an integrated experience that includes mobile and online banking, a 24/7 customer contact center and the convenience of approximately 2,700 ATMs and approximately 1,000 branches in 11 states in the New England, Mid-Atlantic and Midwest regions. Consumer Banking products and services include a full range of banking, lending, savings, wealth management and small business offerings. In Commercial Banking, Citizens offers a broad complement of financial products and solutions, including lending and leasing, deposit and treasury management services, foreign exchange, interest rate and commodity risk management solutions, as well as loan syndication, corporate finance, merger and acquisition, and debt and equity capital markets capabilities.

Citizens is a bank holding company which was incorporated under Delaware state law in 1984 whose primary federal regulator is the Board of Governors of the Federal Reserve System (“Federal Reserve”). Our primary subsidiary is Citizens Bank, N.A. (“CBNA”), a national banking association whose primary federal regulator is the Office of the Comptroller of the Currency (“OCC”). For a description of our business, financial condition, results of operations and other important information regarding Citizens, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

Our principal executive offices are located at Citizens Financial Group, Inc., One Citizens Plaza, Providence, RI 02903 and our telephone number is (401) 456-7000.

The Exchange Offers

The following summary contains basic information about the Exchange Offers and is not intended to be complete. It may not contain all the information that is important to you. For a more complete understanding of the Exchange Offers, you should read the section of this prospectus entitled “Description of the Exchange Offers.”

Offeror	Citizens Financial Group, Inc.

The Exchange Offers

We are offering to exchange:

•  up to $620,555,000 aggregate principal amount of our 2.638% Subordinated Notes due 2032 (the “2032 Original Notes”) for a like principal amount of Exchange Notes of the same series that have been registered under the Securities Act (the “2032 Exchange Notes”);

•  up to $134,632,000 aggregate principal amount of our 4.300% Fixed Rate Reset Subordinated Notes due 2031 (the “4.300% 2031 Original Notes”) for a like principal amount of Exchange Notes of the same series that have been registered under the Securities Act (the “4.300% 2031 Exchange Notes”);

•  up to $68,710,000 aggregate principal amount of our 3.750% Fixed Rate Reset Subordinated Notes due 2031 (the “3.750% 2031 Original Notes”) for a like principal amount of Exchange Notes of the same series that have been registered under the Securities Act (the “3.750% 2031 Exchange Notes”); and

•  up to $60,547,000 aggregate principal amount of our 4.350% Fixed Rate Reset Subordinated Notes due 2031 (the “4.350% 2031 Original Notes” and, together with the 4.300% 2031 Original Notes and the 3.750% 2031 Original Notes, the “2031 Original Notes”) for a like principal amount of Exchange Notes of the same series that have been registered under the Securities Act (the “4.350% 2031 Exchange Notes” and, together with the 4.300% 2031 Exchange Notes and the 3.750% 2031 Exchange Notes, the “2031 Exchange Notes”).

We will exchange the applicable series of Exchange Notes for the corresponding series of Original Notes promptly after the expiration of the applicable Exchange Offer.

In order to be exchanged, an Original Note must be validly tendered and not validly withdrawn at or prior to the applicable Expiration Date, and accepted by us. Subject to the satisfaction or waiver of the conditions of the Exchange Offers, all Original Notes that are validly tendered and not validly withdrawn at or prior to the applicable Expiration Date will be accepted by us and exchanged.

As of the date of this prospectus, $620,555,000 aggregate principal amount of the 2032 Original Notes is outstanding. The 2032 Original Notes were issued under our Subordinated Indenture, dated September 28, 2012 (the “Base Indenture”), as supplemented by an

Eleventh Supplemental Indenture, dated as of September 30, 2020 (as so supplemented, the “Eleventh Indenture”), between us and The Bank of New York Mellon, as trustee (the “Trustee”).

As of the date of this prospectus, $134,632,000 aggregate principal amount of the 4.300% 2031 Original Notes is outstanding. The 4.300% 2031 Original Notes were issued under the Base Indenture, as supplemented by a Twelfth Supplemental Indenture, dated as of February 11, 2021 (as so supplemented, the “Twelfth Indenture”), between us and the Trustee.

As of the date of this prospectus, $68,710,000 aggregate principal amount of the 3.750% 2031 Original Notes is outstanding. The 3.750% 2031 Original Notes were issued under the Base Indenture, as supplemented by a Thirteenth Supplemental Indenture, dated as of February 11, 2021 (as so supplemented, the “Thirteenth Indenture”), between us and the Trustee.

As of the date of this prospectus, $60,547,000 aggregate principal amount of the 4.350% 2031 Original Notes is outstanding. The 4.350% 2031 Original Notes were issued under the Base Indenture, as supplemented by a Fourteenth Supplemental Indenture, dated as of February 11, 2021 (as so supplemented, the “Fourteenth Indenture”), between us and the Trustee.

If all outstanding Original Notes of each series are tendered for exchange, there will be $620,555,000 aggregate principal amount of the 2032 Exchange Notes, $134,632,000 aggregate principal amount of the 4.300% 2031 Exchange Notes, $68,710,000 aggregate principal amount of the 3.750% 2031 Exchange Notes and $60,547,000 aggregate principal amount of the 4.350% 2031 Exchange Notes outstanding after the Exchange Offers.

Purpose of the Exchange Offers	Pursuant to a registration rights agreement, dated September 30, 2020 (the “2032 Notes Registration Rights Agreement”), between us and the dealer managers of the private exchange offers relating to the 2032 Original Notes, we agreed to use our commercially reasonable efforts to: (i) file a registration statement for the Exchange Offer with respect to the 2032 Original Notes within 230 days of September 30, 2020 (the “2032 Original Notes Settlement Date”); (ii) cause the registration statement for such Exchange Offer to be declared effective by the SEC within 320 days of the 2032 Original Notes Settlement Date; and (iii) cause such Exchange Offer to be consummated within 365 days of the 2032 Original Notes Settlement Date.

Pursuant to three registration rights agreements, dated February 11, 2021 (the “2031 Notes Registration Rights Agreements” and, together with the 2032 Notes Registration Rights Agreement, the “Registration Rights Agreements”), each relating to one of the series of 2031 Original Notes, in each case between us and the dealer managers of the private exchange offers relating to the 2031 Original Notes, we agreed to use our commercially reasonable efforts to: (i) file a registration statement for the Exchange Offer with respect to the applicable series of 2031 Original

Notes within 230 days of February 11, 2021 (the “2031 Original Notes Settlement Date”); (ii) cause the registration statement for such Exchange Offer to be declared effective by the SEC within 320 days of the 2031 Original Notes Settlement Date; and (iii) cause such Exchange Offer to be consummated within 365 days of the 2031 Original Notes Settlement Date.

The purpose of the Exchange Offers is to satisfy our obligations under the Registration Rights Agreements.

Withdrawal of Tenders	Original Notes tendered in the Exchange Offers may be validly withdrawn at any time at or prior to the applicable Expiration Date. Original Notes tendered after the applicable Expiration Date may not be withdrawn and such tenders will be irrevocable, except where additional withdrawal rights are required by law. See “Description of the Exchange Offers—Withdrawal of Tenders.”

Expiration Date	Each Exchange Offer will expire at 5:00 p.m. (Eastern time) on , 2021, unless we extend the period of time during which such Exchange Offer is open.

Settlement Date	The “Settlement Date” with respect to an Exchange Offer will be promptly following the applicable Expiration Date.

Conditions to the Exchange Offers	Our obligation to accept Original Notes of any series tendered in the Exchange Offers is subject to the satisfaction or waiver of certain customary conditions. See “Description of the Exchange Offers—Conditions to the Exchange Offers.”

Procedures for Tendering

For a holder to validly tender Original Notes pursuant to an Exchange Offer, such holder must, at or prior to the applicable Expiration Date:

•  transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, to the Exchange Agent (as defined below) at the address listed in this prospectus; or

•  if Original Notes are tendered in accordance with the book-entry procedures described in this prospectus, the tendering holder must transmit an Agent’s Message (as defined below) to the Exchange Agent.

If you are a beneficial holder of Original Notes that are registered in the name of your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender in the Exchange Offers, you should promptly contact the person in whose name your Original Notes are registered and instruct that nominee to tender on your behalf.

See “Description of the Exchange Offers—Procedures for Tendering.”

By signing or agreeing to be bound by the accompanying letter of transmittal, you will represent, among other things, that:

•  you are not an affiliate of ours or, if you are an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable in connection with the resale of the Exchange Notes;

•  you are acquiring the Exchange Notes in the ordinary course of your business;

•  you are not participating, do not intend to participate, and have no arrangement or understanding with anyone to participate, in the distribution (within the meaning of the Securities Act) of the Exchange Notes;

•  you are not a broker-dealer that purchased any of the Original Notes from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act; and

•  if you are a broker-dealer that will receive Exchange Notes for your own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities, you will deliver a prospectus (or to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such Exchange Notes. For further information regarding resales of the Exchange Notes by broker-dealers, see the discussion under the caption “Plan of Distribution.”

Absence of Dissenters’ Right of Appraisal	You do not have dissenters’ rights of appraisal with respect to the Exchange Offers. See “Description of the Exchange Offers—Absence of Dissenters’ Rights of Appraisal.”

Certain U.S. Federal Tax Consequences	Your exchange of any series of Original Notes for the corresponding series of Exchange Notes pursuant to the Exchange Offers will not be a taxable event for U.S. federal income tax purposes. See “Certain U.S. Federal Tax Consequences.”

Exchange Agent	The Bank of New York Mellon is serving as the exchange agent (the “Exchange Agent”) in connection with the Exchange Offers. The address and telephone number of the Exchange Agent are listed under the heading “Description of the Exchange Offers—Exchange Agent.”

Use of Proceeds	We will not receive any cash proceeds from the Exchange Offers. Original Notes that are validly tendered and exchanged will be cancelled. Accordingly, the Exchange Offers will not result in any increase in our outstanding indebtedness or in the outstanding principal amount of any series of Notes.

Resale of the Exchange Notes	Based on existing interpretations of the Securities Act by the SEC staff set forth in several no-action letters to third parties and subject to the immediately following sentence, we believe Exchange Notes exchanged for Original Notes may in these Exchange Offers may be offered for resale, resold and otherwise transferred by the holders thereof (other than holders that are broker-dealers) without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any holder of Original Notes that is an affiliate of ours that does not comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable in connection with the resale of the Exchange Notes, that will not acquire the Exchange Notes in the ordinary course of its business, or that intends to participate in the Exchange Offers for the purpose of distributing any of the

Exchange Notes, or any broker-dealer that purchased any of the Original Notes from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the SEC staff set forth in the above-mentioned no-action letters, (ii) will not be entitled to tender its Original Notes in the Exchange Offers and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Original Notes unless such sale or transfer is made pursuant to an exemption from such requirements.

Any broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities, must deliver a prospectus (or to the extent permitted by law, make a prospectus available to purchasers) in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

Consequences of Not Exchanging Original Notes

If you do not exchange your Original Notes in the Exchange Offers, you will continue to be subject to the restrictions on transfer described in the legend on your Original Notes. In general, you may offer or sell your Original Notes only:

•  if they are registered under the Securities Act and applicable state securities laws;

•  if they are offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or

•  if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

Although your Original Notes will continue to accrue interest, they will generally retain no rights under the Registration Rights Agreement. We currently do not intend to register any series of Original Notes under the Securities Act. Under some circumstances, holders of the Original Notes, including holders that are not permitted to participate in the Exchange Offers or that may not freely sell Exchange Notes received in the Exchange Offers, may require us to file, and to cause to become effective, a shelf registration statement covering resales of Original Notes by these holders. For more information regarding the consequences of not tendering your Original Notes and our obligations to file a shelf registration statement, see “Description of the Exchange Offers— Consequences of Exchanging or Failing to Exchange the Original Notes” and “Description of the Exchange Offers—Registration Rights.”

Risk Factors	Participating in the Exchange Offers involves risks. You should consider carefully all of the information in this prospectus. In particular, you should consider carefully the risk factors described in “Risk Factors” beginning on page 10 of this prospectus, and beginning on page 21 of our 2020 Form 10-K incorporated by reference herein, before making a decision with respect to participation in the Exchange Offers.

The Exchange Notes

The following summary contains basic information about the Exchange Notes and is not intended to be complete. It may not contain all the information that is important to you. For a more complete understanding of the Exchange Notes, you should read the section of this prospectus entitled “Description of the Exchange Notes.”

The table set forth below contains information applicable to each series of Exchange Notes. See “—2032 Exchange Notes” below for additional information applicable only to the 2032 Exchange Notes and see “—2031 Exchange Notes” below for information applicable only to the 2031 Exchange Notes.

Issuer	Citizens Financial Group, Inc.

Notes Offered

Up to (i) $620,555,000 aggregate principal amount of the 2032 Exchange Notes; (ii) $134,632,000 aggregate principal amount of the 4.300% 2031 Exchange Notes; (iii) $68,710,000 aggregate principal amount of the 3.750% 2031 Exchange Notes; and (iv) $60,547,000 aggregate principal amount of the 4.350% 2031 Exchange Notes.

The terms of each series of Exchange Notes are identical to the terms of the corresponding Original Notes of such series, except that the transfer restrictions and registration rights applicable to the Original Notes do not apply to the Exchange Notes.

Ranking and Subordination	The Exchange Notes will be our unsecured and subordinated obligations and will rank (i) junior in right of payment to all of our existing and future indebtedness that is not by its terms subordinate to or equal in right of payment with the Exchange Notes, (ii) equal in right of payment to all of our existing and future indebtedness that is issued on a pari passu basis and (iii) senior in right of payment to all of our existing and future indebtedness that is by its terms subordinate to the Exchange Notes. See “Description of the Exchange Notes—Subordination to Senior Indebtedness.” None of our existing or future subsidiaries will guarantee our obligations under the Exchange Notes, and, accordingly, the Exchange Notes will be structurally subordinated to all existing and future liabilities of our existing and future subsidiaries.

Day Count Convention	Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Repurchase at Option of Holders	The Exchange Notes are not redeemable at the option of the holders at any time.

Further Issuances	We may from time to time, without notice to or the consent of the holders of the Exchange Notes of any series, issue further notes ranking pari passu with the Exchange Notes of such series and with identical terms in all respects (or in all respects except for the offering price, the payment of interest accruing prior to the issue date of such further notes or the first payment of interest following the issue date of such further notes) and provide that such further notes may be consolidated and form a single series with such Exchange Notes. Any further notes issued as part of a single series with such series of Exchange Notes will have separate CUSIP and ISIN numbers unless such further notes are fungible with such Exchange Notes for tax and securities law purposes.

Book Entry; Form and Denomination	Each series of Exchange Notes will be issued in registered form in a minimum denomination of $2,000 and authorized denominations of any integral multiples of $1,000 in excess thereof. Each series of Exchange Notes will be evidenced by one or more global securities deposited with or on behalf of DTC and registered in the name of Cede & Co. as DTC’s nominee.

Trustee	The Bank of New York Mellon

Governing Law	New York.

No Listing or Public Market	We do not intend to apply for the listing of any series of Exchange Notes on any securities exchange or to have any series of Exchange Notes quoted on a quotation system. Each series of Exchange Notes will be new securities for which there is currently no market.

The 2032 Exchange Notes

The following summary contains basic information about the 2032 Exchange Notes and is not intended to be complete. It may not contain all the information that is important to you. For a more complete understanding of the 2032 Exchange Notes, you should read the section of this prospectus entitled “Description of the Exchange Notes—2032 Exchange Notes.”

Maturity Date	September 30, 2032 (the “2032 Notes Maturity Date”).

Interest Rate	Interest on the 2032 Exchange Notes will accrue at a rate of 2.638% per year.

Interest Payment Dates	Interest on the 2032 Exchange Notes will be payable semi-annually in arrears on March 30 and September 30 of each year, commencing on September 30, 2021.

Optional Redemption	We may, at our option, redeem the 2032 Exchange Notes, (i) in whole or in part, at any time or from time to time on or after July 2, 2032 (the date that is 90 days prior to the 2032 Notes Maturity Date) and (ii) in whole but not in part, at any time within 90 days following a Regulatory Capital Treatment Event (as defined under “Description of the Exchange Notes—Redemption—2032 Exchange Notes”), in each case, by paying the aggregate principal amount of the 2032 Exchange Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

The 2031 Exchange Notes

The following summary contains basic information about each series 2031 Exchange Notes and is not intended to be complete. It may not contain all the information that is important to you. For a more complete understanding of the 2031 Exchange Notes, you should read the section of this prospectus entitled “Description of the Exchange Note—2031 Exchange Notes.”

Maturity Date	February 11, 2031 (the “2031 Notes Maturity Date”)

Interest Rate	Interest on each series of 2031 Exchange Notes will accrue, (i) from the 2031 Original Notes Settlement Date to February 11, 2026 (the “Reset Date”), at the applicable Initial Rate set forth in the table below; and

(ii) from and including the Reset Date to, but excluding, the 2031 Notes Maturity Date, at a rate equal to the Five-Year U.S. Treasury Rate as of the Reset Determination Date (in each case, as defined under “Description of the Exchange Notes—Payment of Principal and Interest—2031 Exchange Notes”) plus 2.5%.

Title of Series of 2031 Exchange Notes	Initial Rate
4.300% Fixed Rate Reset Subordinated Notes due 2031	4.300%
3.750% Fixed Rate Reset Subordinated Notes due 2031	3.750%
4.350% Fixed Rate Reset Subordinated Notes due 2031	4.350%

Interest Payment Dates	Interest on each series of 2031 Exchange Notes will be payable semi-annually in arrears on February 11 and August 11 of each year, commencing on August 11, 2021.

Optional Redemption	We may, at our option, redeem any series of 2031 Exchange Notes, (i) in whole but not in part, on the Reset Date; (ii) in whole or in part, at any time or from time to time on or after November 13, 2030 (the date that is 90 calendar days prior to 2031 Notes Maturity Date); or (iii) in whole but not in part, at any time within 90 days following a Regulatory Capital Treatment Event (as defined under “Description of the Exchange Notes—Redemption—2031 Exchange Notes”), in each case, by paying the aggregate principal amount of the applicable series of 2031 Exchange Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Calculation Agent	With respect to each series of Exchange Notes, unless we have redeemed all of the outstanding Exchange Notes of such series on or prior to the Reset Date, we will appoint a calculation agent for such series of Exchange Notes prior to the Reset Determination Date. We may appoint ourselves or an affiliate of ours as calculation agent.

RISK FACTORS

An investment in the Exchange Notes involves certain risks. You should carefully consider the risks related to the Exchange Notes and the Exchange Offers described below and the risk factors included in our 2020 Form 10-K, as well as the other information included or incorporated by reference in this prospectus, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. This prospectus also contains, or incorporates by reference, forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Non-Participation in the Exchange Offers

The Original Notes are subject to transfer restrictions.

Each Series of Exchange Notes will be registered pursuant to a registration statement filed with the SEC and of which this prospectus forms a part. On the other hand, we have not registered any series of Original Notes under the Securities Act. Consequently, each series of Original Notes may not be offered or sold in the United States unless they are registered or transferred pursuant to an exemption from registration under the Securities Act. As a result, holders of Original Notes who do not participate in the Exchange Offers will face additional restrictions on the resale of their Original Notes as compared to the Exchange Notes, and such holders may not be able to sell their Original Notes at the time they wish or at prices acceptable to them. In addition, we do not anticipate that we will register any series of Original Notes under the Securities Act and, if you are eligible to exchange your Original Notes in the Exchange Offers and do not exchange your Original Notes in the Exchange Offers, you will no longer be entitled to have those Original Notes registered under the Securities Act pursuant to the applicable Registration Rights Agreement.

The liquidity of any trading market that currently exists for any series of Original Notes may be adversely affected by the Exchange Offers, and holders who fail to participate in the Exchange Offers may find it more difficult to sell their Original Notes after the Exchange Offers are completed.

To the extent tenders of Original Notes of any series for exchange in the Exchange Offers are accepted by us and the Exchange Offers are completed, the trading markets for the Original Notes of that series that remain outstanding following such completion may be significantly more limited. The remaining Original Notes of that series may command lower prices than comparable issues of securities with greater market liquidity and, if they currently qualify for inclusion in certain indices, may no longer qualify for inclusion. Reduced market values and reduced liquidity may also make the trading prices of the remaining Original Notes more volatile. As a result, the market prices for each series of Original Notes that remain outstanding after the completion of the Exchange Offers may be adversely affected as a result of the Exchange Offers.

Certain credit ratings for any series of Original Notes may be withdrawn following the Exchange Offers.

Certain credit ratings on the unexchanged Original Notes of any series may be withdrawn after the completion of the Exchange Offers, which could materially adversely affect the market price and liquidity for the unexchanged Original Notes of such series.

Risks Related to Participation in the Exchange Offers

The Exchange Offers may be cancelled or delayed.

The consummation of the Exchange Offers is subject to, and conditional upon, the satisfaction or waiver of the conditions discussed under “Description of the Exchange Offers—Conditions to the Exchange Offers.” We may, at our option and in our sole discretion, waive any such conditions. Even if the Exchange Offers are completed, the Exchange Offers may not be completed on the schedule described in this prospectus.

Accordingly, holders participating in the Exchange Offers may have to wait longer than expected to receive their Exchange Notes during which time such holders will not be able to effect transfers of their Original Notes tendered for exchange.

Your tender of Original Notes may not be accepted if the applicable procedures for the Exchange Offers are not followed.

We will exchange the Exchange Notes of a series for your Original Notes of the corresponding series only if you tender your Original Notes and deliver properly completed documentation for the Exchange Offers and if your Original Notes are accepted for exchange pursuant to the Exchange Offers. Holders of Original Notes are responsible for complying with all of the procedures for tendering Original Notes for exchange. If the instructions are not strictly complied with, the letter of transmittal or the Agent’s Message (as defined below), as applicable, may be rejected. See “Description of the Exchange Offers—Procedures for Tendering” for a description of the procedures to be followed to tender your Original Notes.

You should allow sufficient time to ensure delivery of the necessary documents. None of us, the Exchange Agent or any other person is under any duty to give notification of defects or irregularities with respect to the tenders of the Original Notes for exchange.

Risks Related to the Exchange Notes

Our results of operations and our ability to pay principal and interest on the Exchange Notes depends upon the results of operations of our subsidiaries.

Citizens Financial Group, Inc. is a separate and distinct legal entity from our banking and non-banking subsidiaries. Our principal source of funds to pay principal and interest on the Exchange Notes is dividends from CBNA. Various federal and state statutes and regulations limit the amount of dividends that our banking and non-banking subsidiaries may pay to us without regulatory approval. In particular, dividend and other distributions from CBNA to us may require notice to or approval of the applicable regulatory authority. There can be no assurances that we would receive such approval.

In addition, if, in the opinion of the applicable regulatory authority, a bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice, such authority may require, after notice and hearing, that such bank cease and desist from such practice. Depending on the financial condition of our banking subsidiary, the applicable regulatory authority might deem us to be engaged in an unsafe or unsound practice if CBNA were to pay dividends. The federal banking regulators, including the OCC, have issued policy statements generally stating that banking organizations, including national banks, should pay dividends only out of current operating earnings.

Payment of dividends would also be subject to statutory or regulatory limitations if CBNA becomes “under-capitalized” for purposes of the “prompt corrective action” regulations of the OCC, or if CBNA fails to satisfy the “buffer” requirements in the OCC’s regulatory capital rules.

Our obligations under the Exchange Notes will be unsecured and subordinated.

The Exchange Notes will be our unsecured and subordinated obligations and will rank junior in right of payment to all of our existing and future indebtedness that is not by its terms subordinate to or equal in right of payment with the Exchange Notes. As of December 31, 2020, Citizens had $2.1 billion of debt and other liabilities outstanding that would be senior to the Exchange Notes. Further, as of December 31, 2020, on an as-adjusted basis to give effect to the completion on February 11, 2021 of the private exchange offers relating to the 2031 Exchange Notes, other than the Original Notes, Citizens had approximately $744.8 million of principal amount of debt outstanding that would have ranked equal in right of payment with the Exchange Notes.

In the event that we are declared bankrupt, become insolvent or are liquidated or reorganized, any indebtedness that ranks ahead of the Exchange Notes will be entitled to be paid in full from our assets before any payment may be made with respect to the Exchange Notes. Holders of the Exchange Notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same ranking as the Exchange Notes in our remaining assets. In any of the foregoing events, we may not have sufficient assets to pay amounts due on the Exchange Notes. As a result, if holders of the Exchange Notes receive any payments, they may receive less, ratably, than holders of senior indebtedness. In the event and during the continuation of any default in the payment of principal of, or premium, if any, or interest, if any, on, any senior indebtedness beyond any applicable grace period, or in the event that any event of default with respect to any senior indebtedness has occurred and is continuing, or would occur as a result of certain payments, permitting the holders of the relevant senior indebtedness (or a trustee on behalf of the holders thereof) to accelerate its maturity, then, unless and until we cure the default or event of default or the default or event of default is waived or ceases to exist, we will not make any payment of the principal of, or premium, if any, or interest, if any, on the Exchange Notes, or in respect of any redemption, exchange, retirement, purchase or other acquisition of any of the Exchange Notes.

The Exchange Notes will be structurally subordinated to the obligations of our subsidiaries, which are not guarantors of the Exchange Notes.

Because we are a non-operating holding company, our rights and the rights of our creditors, including the holders of the Exchange Notes, to participate in the assets of any subsidiary during that subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors unless we are a creditor with recognized claims against the subsidiary. In addition, any extensions of credit from us to CBNA that are included in CBNA’s capital would be subordinate in right of payment to depositors and to certain other indebtedness of CBNA. Claims from creditors (other than us) against CBNA may include long-term and medium-term debt and substantial obligations related to deposit liabilities, federal funds purchased, securities sold under repurchase agreements and other short-term borrowings. The Exchange Notes are not obligations of our subsidiaries or guaranteed by our subsidiaries, and our subsidiaries have no obligation to pay any amounts due on the Exchange Notes. The indenture relating to the Exchange Notes does not limit the ability of our subsidiaries to issue or incur additional debt. As of December 31, 2020, CBNA had total deposits, debt and other liabilities of approximately $160.1 billion, all of which would be structurally senior to the Exchange Notes.

You should not expect us to redeem the Exchange Notes when they are redeemable at our option.

Under the Federal Reserve’s capital regulations, any redemption of the Exchange Notes would be subject to the prior approval of the Federal Reserve and we may not redeem the Exchange Notes unless they are replaced with other capital instruments or unless we can demonstrate to the satisfaction of the Federal Reserve that, following redemption, we will continue to hold capital commensurate with our risk. There can be no assurance that the Federal Reserve would approve any redemption of the Exchange Notes that we may propose.

Citizens has the right to redeem the Exchange Notes on certain dates or upon the occurrence of certain events.

We may, at our option, redeem the 2032 Exchange Notes (i) in whole or in part, at any time or from time to time on or after July 2, 2032 (the date that is 90 days prior to the 2032 Notes Maturity Date) and (ii) in whole but not in part, at any time within 90 days following a Regulatory Capital Treatment Event (as defined under “Description of the Exchange Notes—Redemption”). We may, at our option, redeem any series of 2031 Exchange Notes, (i) in whole but not in part on the Reset Date, (ii) in whole or in part, at any time or from time to time on or after November 13, 2030 (the date that is 90 calendar days prior to the 2031 Notes Maturity Date); or (iii) at any time within 90 days following a Regulatory Capital Treatment Event (as defined under “Description of the Exchange Notes—Redemption”). For any redemption, the redemption price will equal 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Redemption of the Exchange Notes is subject to our receipt of the prior approval of the Federal Reserve and to the satisfaction of any conditions set forth in the capital regulations of the Federal Reserve specifically applicable to the redemption of the Exchange Notes. There can be no assurance that the Federal Reserve would approve any redemption of the Exchange Notes that we may propose. If we elect to redeem your Exchange Notes, you may not be able to reinvest the redemption proceeds in securities offering a comparable anticipated rate of return. The exercise of (or perceived likelihood of exercise of) the redemption feature of the Exchange Notes may limit their market value.

The Indenture relating to each series of Exchange Notes does not restrict the amount of additional debt that we may incur.

The Exchange Notes and each Indenture relating to the applicable series of Exchange Notes does not place any limitation on the amount of secured or unsecured debt that we may incur. Our incurrence of additional debt may have important consequences for you as an investor in the Exchange Notes, including making it more difficult for us to satisfy our obligations with respect to the Exchange Notes, a loss in the trading value, if any, of your Exchange Notes, and a risk that the credit rating of the Exchange Notes is lowered or withdrawn.

Holders of the Exchange Notes will have limited rights if there is an event of default.

Payment of the principal of the Exchange Notes may be accelerated only upon the occurrence of certain events of bankruptcy or insolvency involving us. There is no right of acceleration in the case of default in the payment of principal of, or interest on, the Exchange Notes or in the performance of any of our other obligations under the Exchange Notes. See “Description of the Exchange Notes—Events of Default; Defaults.”

Each of the Indentures relating to each series of Exchange Notes contains no financial covenants and does not contain a provision that would provide protection against a dramatic decline in credit quality.

Each of the Indentures relating to the Exchange Notes contains no financial covenants and does not restrict us from paying dividends or issuing or repurchasing other securities. In addition, the Indentures do not contain any provision that would provide protection to the holders of the Exchange Notes against a sudden and dramatic decline in credit quality resulting from a merger, takeover, recapitalization or similar restructuring or any other event involving us or our subsidiaries that may adversely affect our credit quality.

Our credit ratings may not reflect all risks of an investment in the Exchange Notes.

Our credit ratings are an assessment of our ability to pay our obligations as they become due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Exchange Notes. Our credit ratings, however, may not reflect the potential risks related to the market or other factors on the value of the Exchange Notes. Furthermore, because your return on any series of the Exchange Notes depends upon factors in addition to our ability to pay our obligations, an improvement in our credit ratings will not necessarily reduce the other investment risks related to the applicable Exchange Notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time.

Changes in our credit ratings may affect the value of the Exchange Notes.

There is no assurance that a rating will remain for any given period of time or that a rating will not be suspended, lowered or withdrawn by the relevant rating agency if, in its judgment, circumstances in the future so warrant. In the event that a rating assigned to the Exchange Notes or to us is subsequently suspended, lowered or withdrawn for any reason, the market value of the Exchange Notes is likely to be adversely affected.

There may not be any trading market for the Exchange Notes.

There is currently no secondary market for each series of Exchange Notes and we cannot assure you that one will develop. Even if a market does develop for any series, it may not be liquid and may not continue for the term of the Exchange Notes of that series. If the secondary market for any series of Exchange Notes is limited, there may be few or no buyers if you choose to sell Exchange Notes of such series prior to maturity and this may reduce the price you receive or your ability to sell the applicable Exchange Notes at all.

Any trading market for, and trading value of, the Exchange Notes of any series may be affected by a number of factors. These factors include, but are not limited to:

•	our financial performance;

•	the level of liquidity of the Exchange Notes of such series;

•	the time remaining to maturity of the Exchange Notes of such series;

•	the aggregate amount outstanding of the Exchange Notes of such series;

•	any redemption features of the Exchange Notes of such series;

•	the market for similar securities; and

•	the level, direction and volatility of market interest rates generally.

As a result of these factors, you may not be able to sell your Exchange Notes at a price you believe is appropriate or that is at least equal to the principal amount of the Exchange Notes.

Risks Related to the 2031 Exchange Notes

The interest rate on each series of 2031 Exchange Notes will change on February 11, 2026, and the spread to U.S. Treasury rates will be lower for each series of 2031 Exchange Notes as of February 11, 2026, as compared to the applicable spread over the Five-Year U.S. Treasury Rate reflected in the Initial Rate for each series of 2031 Exchange Notes.

As described in further detail under “Description of the Exchange Notes—Payment of Principal and Interest—2031 Exchange Notes,” the annual interest rate on each series of 2031 Exchange Notes commencing on February 11, 2026 will equal the Five-Year U.S. Treasury Rate (as defined below) as of the Reset Determination Date (as defined below) plus 2.5%. The spread of 2.5% is lower than the spread over the Five-Year U.S. Treasury Rate reflected in the Initial Rate for each series of 2031 Exchange Notes. Therefore, as compared to other fixed-rate-reset securities that maintain a constant spread over U.S. Treasury rates, this feature of the 2031 Exchange Notes makes it more likely that the applicable interest rate will decline when the applicable interest rate resets. Whether the annual interest rate on each series of 2031 Exchange Notes after February 11, 2026 is lower than, higher than, or the same as the Initial Rate will depend on future market interest rates. We have no control over a number of factors that may affect market interest rates, including geopolitical conditions and economic, financial, political, regulatory, judicial or other events that affect the markets generally and that are important in determining the existence, magnitude, and longevity of market rate risk.

The historical Five-Year U.S. Treasury Rates are not an indication of future Five-Year U.S. Treasury Rates.

In the past, U.S. Treasury Rates have experienced significant fluctuations. You should note that historical levels, fluctuations and trends of U.S. Treasury Rates are not necessarily indicative of future levels. Any historical upward or downward trend in U.S. Treasury Rates is not an indication that U.S. Treasury Rates are more or less likely to increase or decrease at any time, and you should not take the historical U.S. Treasury Rates as an indication of future rates.

Further, solely with respect to the 2031 Exchange Notes, if we, in our sole discretion, determine on or prior to the Reset Determination Date that the Five-Year U.S. Treasury Rate cannot be determined in the manner then applicable for such rate, we may, in our sole discretion, designate a Designee (as defined below) to determine whether there is an industry-accepted successor rate to the Initial Base Rate (as defined below) and, if applicable, to determine and make certain adjustments as further described under “Description of the Exchange Notes—Payment of Principal and Interest—2031 Exchange Notes.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein include forward-looking statements. Statements regarding the potential effects of the COVID-19 pandemic and associated lockdowns on our business, operations, financial performance and prospects, are forward-looking statements. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.”

Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. Our statements speak as of the date they are made, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events after the date of this prospectus, except as may be required by law. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation:

•

Negative economic and political conditions that adversely affect the general economy, housing prices, the job market, consumer confidence and spending habits which may affect, among other things, the level of nonperforming assets, charge-offs and provision expense;

•	The rate of growth in the economy and employment levels, as well as general business and economic conditions, and changes in the competitive environment;

•	Our ability to implement our business strategy, including the cost savings and efficiency components, and achieve our financial performance goals;

•	The COVID-19 pandemic and associated lockdowns and their effects on the economic and business environments in which we operate;

•	Our ability to meet heightened supervisory requirements and expectations;

•	Liabilities and business restrictions resulting from litigation and regulatory investigations;

•	Our capital and liquidity requirements under regulatory capital standards and our ability to generate capital internally or raise capital on favorable terms;

•	The effect of changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale;

•

Changes in interest rates and market liquidity, as well as the magnitude of such changes, which may reduce interest margins, impact funding sources and affect the ability to originate and distribute financial products in the primary and secondary markets;

•	The effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin;

•	Financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses;

•	A failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors or other service providers, including as a result of cyber-attacks; and

•	Management’s ability to identify and manage these and other risks.

More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found under “Risk Factors” in this prospectus and our 2020 Form 10-K, as well as the other information included or incorporated by reference in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s web site at http://www.sec.gov. Our SEC filings are also available at the offices of the New York Stock Exchange, or the “NYSE.” For further information on obtaining copies of our public filings at the NYSE, you should call 212-656-3000.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” prior to the termination of the Exchange Offers (other than, in each case, information that is deemed not to have been filed in accordance with SEC rules):

•	Annual Report on Form 10-K for the year ended December 31, 2020, filed on February 23, 2021 (“2020 Form 10-K”);

•	Definitive proxy statement on Schedule 14A for the 2021 Annual Meeting of Shareholders, filed on March 5, 2021 (only those portions incorporated by reference into our 2020 Form 10-K); and

•

Current Reports on Form 8-K filed on January 12, 2021, January  20, 2021 (only those portions deemed filed and not furnished), January  27, 2021, February  10, 2021, February  11, 2021 and February 24, 2021.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing or calling us at the following address:

Citizens Financial Group, Inc.

600 Washington Blvd.

Stamford, CT 06901

Attn: Corporate Secretary

Telephone: (401) 456-7000

E-mail: CFGinvestorrelations@citizensbank.com

In order to obtain timely delivery of any such materials, you must request information from us no later than five business days prior to the Expiration Date of the applicable Exchange Offer.

Our reports and documents incorporated by reference into this prospectus may also be found in the “Investor Relations” section of our website at http://www.citizensbank.com. Our website and the information contained in it or connected to it shall not be deemed to be incorporated into this prospectus.

USE OF PROCEEDS

We will not receive any cash proceeds from the exchange of the Exchange Notes for Original Notes in connection with the Exchange Offers. Original Notes that are validly tendered and exchanged will be cancelled. Accordingly, the Exchange Offers will not result in any increase in our outstanding indebtedness or in the outstanding principal amount of any series of Notes.

DESCRIPTION OF THE EXCHANGE OFFERS

Purpose of the Exchange Offers

In connection with the consummation of the private exchange offers relating to the 2032 Original Notes, we entered into the 2032 Registration Rights Agreement with the dealer managers for such private exchange offers. In connection with the consummation of the private exchange offers relating to the 2031 Original Notes, we entered into the 2031 Registration Rights Agreements with the dealer managers for such private exchange offers. Pursuant to the Registration Rights Agreements, we agreed to use commercially reasonable efforts to: (i) file a registration statement with the SEC relating to the Exchange Offer with respect to the 2032 Original Notes and each series of 2031 Original Notes, as applicable, within of 230 days of the 2032 Original Notes Settlement Date or 2031 Original Notes Settlement Date, as applicable; (ii) cause such registration statement to become effective with the SEC within 320 days of the 2032 Original Notes Settlement Date or 2031 Original Notes Settlement Date, as applicable; and (iii) complete such Exchange Offer within 365 days of the 2032 Original Notes Settlement Date or 2031 Original Notes Settlement Date, as applicable.

The Exchange Offers are not being made to holders of Original Notes in any jurisdiction where the exchange would not comply with the securities or blue sky laws of such jurisdiction. Copies of the Registration Rights Agreements have been filed as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”

Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

Terms of the Exchange Offers

Upon the terms and subject to the conditions described in this prospectus and the accompanying letter of transmittal, we will accept for exchange Original Notes that are properly tendered at or prior to the applicable Expiration Date and not validly withdrawn as permitted below. We will exchange a like principal amount of Exchange Notes for the principal amount of the corresponding Original Notes tendered under the applicable Exchange Offer.

As of the date of this prospectus, (i) $620,555,000 aggregate principal amount of 2032 Original Notes is outstanding, (ii) $134,632,000 aggregate principal amount of the 4.300% 2031 Original Notes is outstanding, (iii) $68,710,000 aggregate principal amount of the 3.750% 2031 Original Notes is outstanding and (iv) $60,547,000 aggregate principal amount of the 4.350% 2031 Original Notes is outstanding. The 2032 Original Notes were issued under the Eleventh Indenture. The 4.300% 2031 Original Notes were issued under the Twelfth Indenture. The 3.750% 2031 Original Notes were issued under the Thirteenth Indenture. The 4.350% 2031 Original Notes were issued under the Fourteenth Indenture.

Our obligation to accept Original Notes of each series for exchange in the Exchange Offers is subject to the conditions described below under “—Conditions to the Exchange Offers.” We reserve the right to extend the period of time during which any or all of the Exchange Offers is open. We may, subject to applicable law, elect to extend the applicable Expiration Date for an Exchange Offer if less than 100% of the Original Notes of the relevant series are tendered or if any condition to consummation of such Exchange Offer has not been satisfied or waived as of the applicable Expiration Date and it is likely that such condition will be satisfied after such date. In addition, in the event of any material change to any or all of the Exchange Offers, we will extend the period of time during which the relevant Exchange Offer is open as necessary so that at least five business days remain until the applicable Expiration Date following notice of such material change. In the event of such extension, and only in such event, we may delay acceptance for exchange of any Original Notes of the relevant series by giving written notice of the extension to the holders of Original Notes of such series as described below. During any extension period, all Original Notes of such series previously tendered will remain subject to the relevant Exchange Offer and may be accepted for exchange by us. Any Original Notes not accepted for exchange will be returned to the tendering holder promptly after the expiration or termination of the applicable Exchange Offer.

Original Notes of each series may be tendered only in principal amounts equal to a minimum denomination of $2,000 and authorized denominations of any integral multiple of $1,000 in excess thereof.

Subject to applicable law, we reserve the right to amend or terminate any or all of the Exchange Offers, and not to accept for exchange any Original Notes of the relevant series not previously accepted for exchange, upon the occurrence of any of the conditions of the relevant Exchange Offer specified below under “—Conditions to the Exchange Offers.” We will give written notice of any extension, amendment, non-acceptance or termination to the holders of the Original Notes of the relevant series as promptly as practicable. Such notice, in the case of any extension, will be issued by means of a press release or other public announcement no later than 9:00 a.m. (Eastern time) on the next business day after the applicable previously scheduled Expiration Date.

Our acceptance of the tender of Original Notes by a tendering holder will form a binding agreement upon the terms and subject to the conditions provided in this prospectus and the accompanying letter of transmittal.

Absence of Dissenters’ Rights of Appraisal

Holders of the Original Notes do not have any dissenters’ rights of appraisal in connection with the Exchange Offers.

Procedures for Tendering

Except as described below, a holder tendering Original Notes must, at or prior to the applicable Expiration Date:

•

transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, to the Exchange Agent, at the address listed below under the heading “—Exchange Agent;” or

•	if Original Notes are tendered in accordance with the book-entry procedures described below, the tendering holder must transmit an Agent’s Message (as defined below) to the Exchange Agent.

Transmittal will be deemed made only when actually received or confirmed by the Exchange Agent.

In addition, at or prior to the applicable Expiration Date, the Exchange Agent must receive:

•	certificates for the Original Notes; or

•	a timely confirmation of book-entry transfer of the Original Notes into the Exchange Agent’s account at DTC, the book-entry transfer facility.

The term “Agent’s Message” means a computer-generated message, transmitted by DTC to, and received by, the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant that such participant has received and agrees to be bound by, and makes the representations and warranties contained in, the letter of transmittal and that we may enforce the letter of transmittal against such participant.

The method of delivery of Original Notes, letters of transmittal and all other required documents is at your election and risk. If delivery is by mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. You should not send letters of transmittal or Original Notes to anyone other than the Exchange Agent.

If you are a beneficial owner whose Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and wish to tender, you should promptly instruct the registered holder to tender on your behalf. Any registered holder that is a participant in DTC’s book-entry transfer facility system may make book-entry delivery of the Original Notes by causing DTC to transfer the Original Notes into the Exchange Agent’s account.

Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed unless the Original Notes surrendered for exchange are tendered:

•	by a registered holder of the Original Notes that has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an “eligible institution.”

If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by an “eligible institution.” An “eligible institution” is a financial institution, including most banks, savings and loan associations and brokerage houses, that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program.

We will reasonably determine all questions as to the validity, form and eligibility of Original Notes tendered for exchange and all questions concerning the timing of receipts and acceptance of tenders. These determinations will be final and binding.

We reserve the right to reject any particular Original Note not properly tendered, or any acceptance that might, in our judgment, be unlawful. We also reserve the right to waive any defects or irregularities with respect to the form of, or procedures applicable to, the tender of any particular Original Note at or prior to the applicable Expiration Date. Unless waived, any defects or irregularities in connection with tenders of Original Notes must be cured at or prior to the applicable Expiration Date. Neither we, the Exchange Agent nor any other person will be under any duty to give notification of any defect or irregularity in any tender of Original Notes. Neither we, the Exchange Agent nor any other person will incur any liability for failing to give notification of any defect or irregularity.

If the letter of transmittal is signed by a person other than the registered holder of Original Notes, the letter of transmittal must be accompanied by a physical certificate representing the Original Notes endorsed by the registered holder or written instrument of transfer or exchange in satisfactory form, duly executed by the registered holder, in either case with the signature guaranteed by an eligible institution. In addition, in either case, the original endorsement or the instrument of transfer must be signed exactly as the name of any registered holder appears on the Original Notes.

If the letter of transmittal or any Original Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted.

By signing or agreeing to be bound by the letter of transmittal, each tendering holder of Original Notes will represent, among other things, that:

•

it is not an affiliate of ours or, if an affiliate of ours, will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable in connection with the resale of the Exchange Notes;

•	the Exchange Notes will be acquired in the ordinary course of its business;

•

it is not participating, does not intend to participate, and has no arrangement or understanding with anyone to participate, in the distribution (within the meaning of the Securities Act) of the Exchange Notes;

•	it is not a broker-dealer that purchased any of the Original Notes from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act; and

•

if such holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities, that it will deliver a prospectus (or to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such Exchange Notes.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

Acceptance of Original Notes for Exchange; Delivery of Exchange Notes

Upon satisfaction of all of the conditions to an Exchange Offer, we will accept, promptly after the applicable Expiration Date, all Original Notes of the relevant series properly tendered. We will exchange the applicable Exchange Notes for the corresponding series of Original Notes promptly after the expiration of the relevant Exchange Offer and acceptance of the relevant Original Notes. See “—Conditions to the Exchange Offers” below. For purposes of the Exchange Offers, we will be deemed to have accepted properly tendered Original Notes for exchange when, as and if we have given written notice of such acceptance to the Exchange Agent.

For each Original Note accepted for exchange, the holder of the Original Note will receive an Exchange Note of the corresponding series having a principal amount equal to that of the surrendered Original Note.

In all cases, the exchange of Exchange Notes of a series for Original Notes of the corresponding series will be made only after timely receipt by the Exchange Agent of:

•	certificates for the Original Notes, or a timely book-entry confirmation of the deposit of the Original Notes into the Exchange Agent’s account at the book-entry transfer facility;

•	a properly completed and duly executed letter of transmittal or a transmitted agent’s message; and

•	all other required documents.

Unaccepted or non-exchanged Original Notes will be returned without expense to the tendering holder of the Original Notes promptly after the expiration of the relevant Exchange Offer. In the case of Original Notes tendered by book-entry transfer in accordance with the book-entry procedures described below, the non-exchanged Original Notes will be returned or recredited promptly after the expiration of the relevant Exchange Offer.

Book-Entry Transfer

The Exchange Agent will make a request to establish an account for the Original Notes at DTC for purposes of the Exchange Offers within two business days after the date of this prospectus. Any financial institution that is a participant in DTC’s systems and is tendering Original Notes must make book-entry delivery of the Original Notes by causing DTC to transfer those Original Notes into the Exchange Agent’s account at DTC in accordance with DTC’s procedure for transfer. The participant should transmit its acceptance to DTC at or prior to the applicable Expiration Date. DTC will verify this acceptance, execute a book-entry transfer of the tendered Original Notes into the Exchange Agent’s account at DTC and then send to the Exchange Agent confirmation of this book-entry transfer. The confirmation of this book-entry transfer will include an Agent’s Message confirming that DTC has received an express acknowledgment from the participant that the participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against the participant. Delivery of Exchange Notes exchanged for Original Notes in the Exchange Offers may be effected through book-entry transfer at DTC. However, the letter of transmittal (or an Agent’s Message in lieu thereof), with any required signature guarantees and any other required documents, must be transmitted to, and received by, the Exchange Agent at the address listed below under “—Exchange Agent” (or its account at DTC with respect to an Agent’s Message) at or prior to the applicable Expiration Date.

Exchanging Book-Entry Notes

The Exchange Agent and the book-entry transfer facility have confirmed that any financial institution that is a participant in the book-entry transfer facility may utilize the book-entry transfer facility’s Automated Tender Offer Program, or ATOP, procedures to tender Original Notes. Any participant in the book-entry transfer facility may make book-entry delivery of Original Notes by causing the book-entry transfer facility to transfer such Original Notes into the Exchange Agent’s account in accordance with the book-entry transfer facility’s ATOP procedures for transfer. However, the exchange for the Original Notes so tendered will only be made after a book-entry confirmation of the book-entry transfer of Original Notes into the Exchange Agent’s account, and timely receipt by the Exchange Agent of an Agent’s Message and any other documents required by the letter of transmittal.

No Guaranteed Delivery

There are no guaranteed delivery procedures for the Exchange Offers. Holders must tender their Original Notes in accordance with the procedures of the letter of transmittal at or prior to the Expiration Date, as described above under “—Procedures for Tendering.”

Withdrawal of Tenders

Original Notes tendered in the Exchange Offers may be validly withdrawn at any time at or prior to the applicable Expiration Date. Original Notes tendered after the applicable Expiration Date may not be withdrawn and such tenders will be irrevocable, except in limited circumstances.

For a withdrawal to be effective, the Exchange Agent must receive a written notice of withdrawal at the address indicated below under “— Exchange Agent” at or prior to the applicable Expiration Date. Any notice of withdrawal must:

•	specify the name of the person, referred to as the depositor, having tendered the Original Notes to be withdrawn;

•	identify the Original Notes to be withdrawn, including the relevant series, certificate number or numbers and principal amount of the Original Notes;

•

in the case of Original Notes tendered by book-entry transfer, specify the number of the account at the book-entry transfer facility from which the Original Notes were tendered and specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn Original Notes and otherwise comply with the procedures of such facility;

•	contain a statement that the holder is withdrawing his election to have the Original Notes exchanged;

•

be signed by the holder in the same manner as the original signature on the letter of transmittal by which the Original Notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the Trustee with respect to the Original Notes register the transfer of the Original Notes in the name of the person withdrawing the tender, together with satisfactory evidence of payment of applicable transfer taxes or exemption therefrom; and

•	specify the name in which the Original Notes are registered, if different from that of the depositor.

If certificates for Original Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of these certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution unless this holder is an eligible institution.

We will determine all questions as to the form and validity (including time of receipt) of any notice of withdrawal of a tender, in our sole discretion, which determination shall be final and binding. None of us, the Trustee, the Exchange Agent or any other person will be under any duty to give notification of any defect or irregularity in any notice of withdrawal of a tender or incur any liability for failure to give any such notification.

Conditions to the Exchange Offers

Notwithstanding any other provision of this prospectus, with respect to each Exchange Offer, we will not be obligated to (i) accept for exchange any validly tendered Original Notes of the relevant series or (ii) exchange any Exchange Notes of the relevant series for validly tendered Original Notes of the corresponding series or complete such Exchange Offer, if, at or prior to the applicable Expiration Date:

(1)

there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission that might materially impair our ability to proceed with such Exchange Offer; or

(2)	such Exchange Offer or the making of any exchange by a holder of Original Notes of the relevant series would violate applicable law or any applicable interpretation of the SEC staff.

In addition, we will not accept for exchange any Original Notes tendered, and no Exchange Notes will be exchanged for any Original Notes, if any stop order is threatened by the SEC or in effect relating to the registration statement of which this prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended. We are required to use our commercially reasonable efforts to obtain the withdrawal of any stop order suspending the effectiveness of a registration statement at the earliest possible time.

The Exchange Offers are not conditioned upon any minimum amount of Original Notes being tendered.

Exchange Agent

We have appointed The Bank of New York Mellon as the Exchange Agent for the Exchange Offers. You should direct all executed letters of transmittal to the Exchange Agent at the address indicated below. You should direct questions and requests for assistance, and requests for additional copies of this prospectus or the letter of transmittal to the Exchange Agent addressed as follows:

Deliver To:

By Mail, Hand or Overnight Courier:	For information or confirmation by email or telephone:

The Bank of New York Mellon Attn: c/o The Bank of New York Mellon Corporation Corporate Trust Operations - Reorganization Unit 111 Sanders Creek Parkway East Syracuse, NY 13057	(315) 414-3034 Ct_Reorg_Unit_Inquiries@bnymellon.com

All other questions should be addressed to us at CFGinvestorrelations@citizensbank.com. If you deliver the letter of transmittal to an address other than any address for the Exchange Agent indicated above, then your delivery or transmission will not constitute a valid delivery of the letter of transmittal.

Fees and Expenses

We will not make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offers. We have agreed to pay all expenses incident to the Exchange Offers other than commissions or concessions of any broker-dealers and will indemnify the holders of the Original Notes and the Exchange Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act. The cash expenses to be incurred in connection with the Exchange Offers, including out-of-pocket expenses for the Exchange Agent, will be paid by us.

Transfer Taxes

We will pay any transfer taxes in connection with the tender of Original Notes in the Exchange Offers unless you instruct us to register Exchange Notes in the name of, or request that Original Notes not tendered or not accepted in the Exchange Offers be returned to, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any applicable transfer taxes.

Accounting Treatment

The Exchange Notes of each series will be recorded at the same carrying value as the Original Notes of the corresponding series as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of the Exchange Offers. Payments made to other third parties will be expensed as incurred in accordance with generally accepted accounting principles.

Consequences of Exchanging or Failing to Exchange the Original Notes

Holders of Original Notes that do not exchange their Original Notes of any series for Exchange Notes of the corresponding series under the Exchange Offers will remain subject to the restrictions on transfer of such Original Notes as set forth in the legend printed on the global certificates representing those Original Notes as a consequence of the issuance of those Original Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may not offer or sell your Original Notes unless they are registered under the Securities Act, transferred pursuant to an exemption from registration under the Securities Act and applicable state securities laws or transferred in a transaction not subject to the Securities Act and applicable state securities laws. Except as required by the Registration Rights Agreement, we do not intend to register resales of any series of Original Notes under the Securities Act.

Under existing interpretations of the Securities Act by the SEC staff contained in several no-action letters to third parties, and subject to the immediately following sentence, we believe the Exchange Notes of each series would generally be freely transferable by holders other than our affiliates after the Exchange Offers without further registration under the Securities Act, subject to certain representations required to be made by each holder of Exchange Notes, as set forth below. However, any holder of Original Notes that is one of our “affiliates” (as defined in Rule 405 under the Securities Act) that does not comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable in connection with the resale of the Exchange Notes or that intends to participate in the Exchange Offers for the purpose of distributing the Exchange Notes, or any broker-dealer that purchased any of the Original Notes from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act:

•	will not be able to rely on the interpretation of the SEC staff;

•	will not be able to tender its Original Notes of any series in the Exchange Offers; and

•

must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of Original Notes of any series unless such sale or transfer is made pursuant to an exemption from such requirements. See “Plan of Distribution.”

We do not intend to seek our own interpretation from the SEC staff regarding the Exchange Offers, and there can be no assurance that the SEC staff would make a similar determination with respect to any or all series of Exchange Notes as it has in other interpretations to other parties, although we have no reason to believe otherwise.

Registration Rights

The following summary of the terms and provisions of the Registration Rights Agreements does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of the Registration Rights Agreements. For instructions on how to find copies of the Registration Rights Agreements, see “Where You Can Find More Information.”

On September 30, 2020, we entered into the 2032 Registration Rights Agreement with the dealer managers of the private exchange offers relating to the 2032 Original Notes. On February 11, 2021, we entered into the 2032 Registration Rights Agreements with the dealer managers of the private exchange offers relating to the 2031 Original Notes. Pursuant to the Registration Rights Agreements, we agreed, for the benefit of the holders of the applicable series of Original Notes, at our cost, to use commercially reasonable efforts to:

•

file, not later than 230 days after the 2032 Original Notes Settlement Date or 2031 Original Notes Settlement Date, as applicable, a registration statement (the “Exchange Offer Registration Statement”) with respect to a registered offer (the “Registered Exchange Offer”) to exchange such series of Original Notes for a new series of notes (the “Registered Notes”) having terms identical in all material respects to such series of Original Notes, except that the Registered Notes will not contain transfer restrictions;

•	cause the Exchange Offer Registration Statement to be declared effective within 320 days of the 2032 Original Notes Settlement Date or 2031 Original Notes Settlement Date, as applicable; and

•	complete the Registered Exchange Offer within 365 days of the 2032 Original Notes Settlement Date or 2031 Original Notes Settlement Date, as applicable.

This prospectus is a part of a registration statement we have filed with the SEC. Promptly after this registration statement has been declared effective, we will commence the Registered Exchange Offer for each series of Original Notes.

If the Original Notes held by non-affiliates of ours are not freely tradable pursuant to Rule 144 of the Securities Act and the applicable interpretations of the SEC and:

•

due to a change in law or in applicable interpretations of the staff of the SEC, we determine upon the advice of outside counsel that we are not permitted to effect the Registered Exchange Offer for a series of Original Notes;

•

any holder of such series of Original Notes notifies us not more than 20 days after completion of the applicable Registered Exchange Offer that it is not eligible to participate in such Registered Exchange Offer (other than due to its status as a broker-dealer); or

•	for any other reason, such Registered Exchange Offer is not completed within 365 days after the 2032 Original Notes Settlement Date or 2031 Original Notes Settlement Date, as applicable,

then we will, at our cost:

•

as promptly as practicable, but not more than 60 days after we are so required or requested pursuant to the applicable Registration Rights Agreement, file with the SEC a shelf registration statement (the “Shelf Registration Statement”) covering resales of the applicable Original Notes;

•	use our commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act within 150 days after we are so required or requested; and

•

use our commercially reasonable efforts to keep such Shelf Registration Statement effective until the earlier of the date that is two years after the 2032 Original Notes Settlement Date or 2031 Original Notes Settlement Date, as applicable, or the time that all applicable Original Notes registered for resale under such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement or are freely tradable by non-affiliates of ours pursuant to Rule 144 of the Securities Act and the applicable interpretations of the SEC.

For each relevant holder of the applicable Original Notes covered by such Shelf Registration Statement, we will:

•	provide copies of the prospectus that is part of such Shelf Registration Statement;

•	notify each such holder when such Shelf Registration Statement has been filed and when it has become effective; and

•	take certain other actions as are required to permit unrestricted resales of the applicable Original Notes.

A holder that sells Original Notes pursuant to such Shelf Registration Statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the applicable Registration Rights Agreement that are applicable to such holder, including certain indemnification obligations. In addition, a holder of Original Notes will be required to deliver information to be used in connection with such Shelf Registration Statement in order to have that holder’s Original Notes included in such Shelf Registration Statement and to benefit from the provisions set forth in the following paragraph.

The Registration Rights Agreements provide that a holder of the applicable series of Original Notes is deemed to have agreed to be bound by the provisions of such Registration Rights Agreement whether or not the holder has signed such Registration Rights Agreement.

DESCRIPTION OF THE EXCHANGE NOTES

This prospectus summarizes specific terms and provisions of the Exchange Notes. The following summary of the terms and provisions of the Exchange Notes does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of the applicable Indenture (as defined below) for each series of Exchange Notes. As used in this “Description of the Exchange Notes,” references to the “Company,” “we,” “us,” “our” and “Citizens” refer to Citizens Financial Group, Inc. and not its subsidiaries. Capitalized terms used in this “Description of the Exchange Notes” section and not otherwise defined have the meanings set forth under “—Certain Definitions.”

General

The 2032 Exchange Notes are to be issued under the Eleventh Indenture. The 4.300% 2031 Exchange Notes are to be issued under the Twelfth Indenture. The 3.750% 2031 Exchange Notes are to be issued under the Thirteenth Indenture. The 4.350% 2031 Exchange Notes are to be issued under the Fourteenth Indenture. Each of the Eleventh Indenture, the Twelfth Indenture, the Thirteenth Indenture and the Fourteenth Indenture is referred to as an “Indenture” in this prospectus.

Each series of Exchange Notes and the Indentures are governed by, and shall be construed in accordance with, the laws of the State of New York. The Bank of New York Mellon also will act as Paying Agent and Securities Registrar for each series of Exchange Notes. Under the Indentures, we may offer, from time to time, series of subordinated notes under the Indentures (the “Subordinated Debt Securities”). We are not prohibited from incurring additional subordinated debt or Senior Indebtedness.

Payment of principal on each series of Exchange Notes may be accelerated only in the case of certain events of bankruptcy or insolvency. If we do not pay an installment of interest on any series of Exchange Notes on the applicable Interest Payment Date, holders of the applicable series of Exchange Notes will not be able to accelerate the maturity of the principal of such Exchange Notes by reason of such nonpayment. See “—Subordination to Senior Indebtedness” and “—Events of Default; Defaults” below.

Except as set forth below, each series of Exchange Notes will be issued in fully registered global form in the name of the nominee of DTC, in a minimum denomination of $2,000 and authorized denominations of any integral multiples of $1,000 in excess thereof.

The terms of each series of Exchange Notes are identical to the terms of the corresponding Original Notes of such series, except that the transfer restrictions and registration rights applicable to the Original Notes do not apply to the Exchange Notes.

Ranking

The Exchange Notes of each series will be our unsecured and subordinated obligations and will rank:

•	junior in right of payment to all of our existing and future Senior Indebtedness;

•	equal in right of payment with any of our existing or future Indebtedness Ranking on a Parity with the Subordinated Debt Securities; and

•	senior to any of our existing and future Indebtedness Ranking Junior to the Subordinated Debt Securities.

None of our existing or future subsidiaries will guarantee our obligations under the Exchange Notes of any series, and, accordingly, each series of Exchange Notes will be structurally subordinated to all existing and future liabilities of our existing and future subsidiaries.

Subordination to Senior Indebtedness

Our obligation to make any payment on account of the principal of, or premium, if any, and interest, if any, on each series of Exchange Notes will be subordinate and junior in right of payment to our obligations to the holders of our Senior Indebtedness to the extent described herein.

In the case of any bankruptcy, insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshaling of assets and liabilities or similar proceedings or any liquidation or dissolution or winding up involving us, whether voluntary or involuntary, all of our obligations to holders of our Senior Indebtedness will be entitled to be paid in full before any payment, whether in cash, property, or otherwise, can be made on account of the principal of, or premium, if any, or interest, if any, on the Subordinated Debt Securities of any series, including each series of Exchange Notes. In the event and during the continuation of any default in the payment of principal of, or premium, if any, or interest, if any, on, any Senior Indebtedness beyond any applicable grace period, or in the event that any event of default with respect to any Senior Indebtedness has occurred and is continuing, or would occur as a result of certain payments, permitting the holders of the relevant Senior Indebtedness (or a trustee on behalf of the holders thereof) to accelerate its maturity, then, unless and until we cure the default or event of default or the default or event of default is waived or ceases to exist, we will not make any payment of the principal of, or premium, if any, or interest, if any, on the Subordinated Debt Securities, including each series of Exchange Notes, or in respect of any redemption, exchange, retirement, purchase or other acquisition of any of the Subordinated Debt Securities, including each series of Exchange Notes.

By reason of the above subordination in favor of the holders of our Senior Indebtedness, in the event of our bankruptcy or insolvency, holders of our Senior Indebtedness may receive more, ratably, and holders of each series of Exchange Notes having a claim pursuant to the applicable series of Exchange Notes may receive less, ratably, than our other creditors.

Payment of Principal and Interest

2032 Exchange Notes

Payment of the full principal amount of the 2032 Exchange Notes will be due on the 2032 Notes Maturity Date.

Interest on the 2032 Exchange Notes will be payable semi-annually on March 30 and September 30 of each year, commencing on September 30, 2021 (each, an “2032 Notes Interest Payment Date”), at a rate equal to 2.638%.

Interest payable on each 2032 Notes Interest Payment Date will include interest accrued from and including the 2032 Original Notes Settlement Date, or from and including the most recent 2032 Notes Interest Payment Date to which interest has been paid or duly provided for, to but excluding the next 2032 Notes Interest Payment Date.

2031 Exchange Notes

Payment of the full principal amount of each series of the 2031 Exchange Notes will be due on the 2031 Notes Maturity Date.

Interest on each series of the 2031 Exchange Notes will be payable semi-annually on February 11 and August 11 of each year, commencing on August 11, 2021 (each, an “2031 Notes Interest Payment Date”), at the following rates:

•

from the 2031 Original Notes Settlement Date to, but excluding, February 11, 2026 (the “Reset Date”), at the rate set forth under “Initial Rate” for the applicable series of Exchange Notes in the table below (the “Initial Rate”); and

•

from and including the Reset Date to, but excluding, the 2031 Notes Maturity Date, at a rate equal to the Five-Year U.S. Treasury Rate (as defined below) as of the day falling two Business Days prior to the Reset Date (the “Reset Determination Date”) plus 2.5%.

Title of Series of 2031 Exchange Notes	Initial Rate
4.300% Fixed Rate Reset Subordinated Notes due 2031	4.300%
3.750% Fixed Rate Reset Subordinated Notes due 2031	3.750%
4.350% Fixed Rate Reset Subordinated Notes due 2031	4.350%

The “Five-Year U.S. Treasury Rate” means, as of the Reset Determination Date, (i) the average of the yields on actively traded U.S. Treasury securities adjusted to constant maturity, for five-year maturities, for the five business days appearing (or, if fewer than five business days appear, such number of business days appearing) under the caption “Treasury Constant Maturities” in the most recently published H.15 as of 5:00 p.m. (Eastern Time) (the “Initial Base Rate”) or (ii) if there are no such published yields on actively traded U.S. Treasury securities adjusted to constant maturity, for five-year maturities, then the rate will be determined by interpolation between the average of the yields on actively traded U.S. Treasury securities adjusted to constant maturity for two series of actively traded U.S. Treasury securities, (A) one maturing as close as possible to, but earlier than, the 2031 Notes Maturity Date, and (B) the other maturing as close as possible to, but later than, the 2031 Notes Maturity Date, in each case for the five business days appearing (or, if fewer than five business days appear, such number of business days appearing) in the H.15 as of 5:00 p.m. (Eastern Time).

Notwithstanding the foregoing, if we, in our sole discretion, determine on or prior to the Reset Determination Date that the Five-Year U.S. Treasury Rate cannot be determined in the manner described in the immediately preceding paragraph (a “Benchmark Substitution Event”), we may, in our sole discretion, designate an unaffiliated agent or advisor (the “Designee”) to determine whether there is an industry-accepted successor rate to the Initial Base Rate. If the Designee determines that there is such an industry-accepted successor rate, then the “Five-Year U.S. Treasury Rate” shall be such successor rate and, in that case, the Designee may then determine and adjust the business day convention, the definition of business day and the Reset Determination Date to be used and any other relevant methodology for determining or otherwise calculating such successor rate, including any adjustment factor needed to make such successor rate comparable to the Initial Base Rate, in each case, in a manner that is consistent with industry-accepted practices for the use of such successor rate (the “Adjustments”). If we, in our sole discretion, do not designate a Designee or if the Designee determines that there is no industry-accepted successor rate to the Initial Base Rate, then the Five-Year U.S. Treasury Rate will be 0.424%, which is the Five-Year U.S. Treasury Rate as of January 11, 2021.

“H.15” means the daily statistical release designated as such, or any successor publication, published by the Federal Reserve or any successor.

The interest rate for each series of 2031 Exchange Notes following the Reset Date will be determined by the calculation agent, as of the Reset Determination Date. Promptly upon such determination, the calculation agent will notify us of such interest rate for each series of 2031 Exchange Notes. The calculation agent’s determination of any interest rate for any series of 2031 Exchange Notes will be final and binding in the absence of manifest error.

Interest payable on each 2031 Notes Interest Payment Date will include interest accrued from and including the 2031 Original Notes Settlement Date, or from and including the most recent 2031 Notes Interest Payment Date to which interest has been paid or duly provided for, to, but excluding, the next 2031 Notes Interest Payment Date.

General

Each of the 2032 Notes Maturity Date and 2031 Notes Maturity Date is referred to as a “Maturity Date” in this prospectus. Each of the 2032 Notes Interest Payment Dates and the 2031 Notes Interest Payment Dates is referred to as an “Interest Payment Date” in this prospectus.

Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Interest payable prior to maturity will be payable to the persons in whose names the applicable series of Exchange Notes are registered at the close of business on the 15th day preceding the applicable Interest Payment Date with respect to such Interest Payment Date. The interest payment upon redemption or at maturity will include interest accrued to but excluding the applicable redemption date or applicable Maturity Date and will be payable to the persons to whom principal is payable.

If an Interest Payment Date, redemption date or Maturity Date of the Exchange Notes is not a Business Day, we will make the interest payment on the next succeeding Business Day, but interest on that interest payment will not accrue or be payable as a result of such delay in payment.

Further Issues

We may from time to time, without notice to or the consent of the registered holders of any series of Exchange Notes, issue further notes ranking pari passu with any series of Exchange Notes and with identical terms in all respects (or in all respects except for the offering price, the payment of interest accruing prior to the issue date of such further notes or except for the first payment of interest following the issue date of such further notes) and provide that such further notes may be consolidated and form a single series with the applicable of Exchange Notes. Any further Exchange Notes of a series issued as part of a single series with the applicable series of Exchange Notes exchanged in the applicable Exchange Offer will have separate CUSIP and ISIN numbers unless such further notes are fungible with the applicable series of Exchange Notes for tax and securities law purposes.

No Additional Amounts

In the event that any payment on any series of Exchange Notes is subject to withholding of any U.S. federal income tax or other tax or assessment (as a result of a change in law or otherwise), we will not pay additional amounts with respect to such tax.

Redemption

2032 Exchange Notes

We may redeem the 2032 Exchange Notes (i) at our option, in whole or in part, at any time or from time to time on or after July 2, 2032 (the date that is 90 calendar days prior to the 2032 Notes Maturity Date); and (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Treatment Event, in each case, at a redemption price equal to 100% of the aggregate principal amount of the 2032 Exchange Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date. Notwithstanding the foregoing, we may not redeem the 2032 Exchange Notes without having received the prior approval of the “appropriate federal banking agency” with respect to us, as defined in Section 3(q) of the Federal Deposit Insurance Act, or any successor provision (the “appropriate federal banking agency”), if then required under capital rules applicable to us.

2031 Exchange Notes

With respect to each series of 2031 Exchange Notes, we may redeem, at our option, that series of the 2031 Exchange Notes (i) in whole but not in part, on the Reset Date; (ii) in whole or in part, at any time or from time to time on or after November 13, 2030 (the date that is 90 calendar days prior to the 2031 Notes Maturity Date); or (iii) in whole but not in part, at any time within 90 days following a Regulatory Capital Treatment Event, in each case, at a redemption price equal to 100% of the aggregate principal amount of the applicable series of 2031 Exchange Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date. Notwithstanding the foregoing, we may not redeem any series of 2031 Exchange Notes without having received the prior approval of the appropriate federal banking agency, if then required under capital rules applicable to us.

General

A “Regulatory Capital Treatment Event” means the good faith determination by us that, as a result of (i) any amendment to, or change in, the laws, rules or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the 2032 Original Notes Settlement Date (in the case of the 2032 Exchange Notes) or 2031 Original Notes Settlement Date (in the case of each series of 2031 Exchange Notes), (ii) any proposed change in those laws, rules or regulations that is announced or becomes effective after the 2032 Original Notes Settlement Date (in the case of the 2032 Exchange Notes) or the 2031 Original Notes Settlement Date (in the case of each series of 2031 Exchange Notes), or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations or policies with respect thereto that is announced after the 2032 Original Notes Settlement Date (in the case of the 2032 Exchange Notes) or the 2031 Original Notes Settlement Date (in the case of each series of 2031 Exchange Notes), there is more than an insubstantial risk that we will not be entitled to treat the applicable series of Exchange Notes then outstanding as “Tier 2 capital” (or its equivalent) for purposes of the capital adequacy rules of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) as then in effect and applicable, for so long as the Exchange Notes of the applicable series are outstanding, to at least the same extent as of the 2032 Original Notes Settlement Date (in the case of the 2032 Exchange Notes) or the 2031 Original Notes Settlement Date (in the case of each series of 2031 Exchange Notes).

Any redemption of a series of Exchange Notes may be made by providing not less than 10 days’ and not more than 60 days’ notice to the holders of the applicable series of Exchange Notes. If the Redemption Price in respect of the applicable series of Exchange Notes is not paid on the redemption date, interest on the outstanding principal amount of the applicable series of Exchange Notes will continue to accrue until the redemption price is actually paid or set aside for payment.

Consolidation, Merger and Sale of Assets

Under each of the Indentures, we may consolidate with or merge into any other corporation or convey, transfer or lease our properties and assets substantially as an entirety to any person without the consent of the holders of the applicable series of Exchange Notes, provided that:

•	any successor is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia;

•

if applicable, the successor corporation expressly assumes, by an indenture supplemental to such Indenture, our obligation for the due and punctual payment of the principal, premium, if any, and interest, if any, on all of the Subordinated Debt Securities under the Indenture and the performance of every covenant of the Indenture on our part to be performed or observed;

•

after giving effect to the transaction, and treating any indebtedness that becomes an obligation of the successor corporation as a result of such transaction as having been incurred by the successor corporation at the time of such transaction, no Default under such Indenture, and no event that, after notice or lapse of time, or both, would become an Event of Default or a Default, as the case may be, shall have happened and be continuing; and

•	certain other conditions are met.

Modification and Waiver

With respect to each series of Exchange Notes, without the consent of any holders of any Exchange Notes of such series, we and the Trustee may amend or supplement the Indenture with respect to that series of Exchange Notes or the applicable Exchange Notes:

•	to evidence the succession of a successor corporation of our obligations under such Indenture and the outstanding Exchange Notes of the applicable series;

•

to add to our covenants for the benefit of the holders of all or any series of the notes under the applicable Indenture or surrender any right or power we have under such Indenture or provide for guarantees of any series of the notes;

•	to add any additional Defaults or Events of Default;

•

to change or eliminate any restrictions on the payment of principal of the Exchange Notes of the applicable series, provided it does not materially adversely affect the interests of any holder of the Exchange Notes of such series;

•	to change anything that does not materially adversely affect the interests of any holder of the Exchange Notes of the applicable series;

•

to cure any ambiguity, defect or inconsistency in such Indenture or to make provisions with respect to matters or questions arising under such Indenture, including, in the case of the 2031 Exchange Notes and without limitation, to reflect the occurrence of a Benchmark Substitution Event and the implementation of any Adjustments following a Benchmark Substitution Event; and

•	to effect certain other limited purposes described in such Indenture.

The Indenture with respect to each series of Exchange Notes provides that we and the Trustee may modify or amend the Indenture with the consent of the holders of not less than a majority in principal amount of the outstanding Exchange Notes of the applicable series; provided that any modification or amendment may not, without the consent of the holder of each outstanding Exchange Note of such series affected thereby:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any Exchange Notes of the applicable series;

•	reduce the principal amount of, or rate or amount of interest, if any, on, or any premium payable upon the redemption of any Exchange Notes of the applicable series;

•	reduce the amount of principal of any discount security that would be due and payable upon a declaration of acceleration of the maturity thereof or the amount provable in bankruptcy;

•	change the place or currency of payment of principal of, or any premium or interest on, any Exchange Notes of the applicable series;

•

impair the right to institute suit for the enforcement of any payment on or with respect to any Exchange Notes of the applicable series on or after the stated maturity thereof (or, in the case of redemption or repayment at the option of the holder, on or after the redemption date or repayment date);

•

reduce the percentage of principal amount of outstanding notes of any series, the consent of whose holders is required for modification or amendment of such Indenture, or for waiver of compliance with certain provisions of such Indenture or for waiver of certain defaults and their consequences; or

•

modify certain provisions of such Indenture relating to amendments of such Indenture requiring the consent of holders and waiver of past defaults or covenants, except to increase the percentage of holders required to consent to amendment or modification thereof or to provide that certain other Indenture provisions cannot be modified or waived without the consent of the holder of each outstanding Exchange Note of the applicable series affected thereby.

The holders of not less than a majority in principal amount of the outstanding Exchange Notes of the applicable series may, on behalf of all holders of such series of Exchange Notes, waive, insofar as the Exchange Notes of such series are concerned, compliance by us with certain terms, conditions and provisions of the Indenture with respect to such series of Exchange Notes. The holders of not less than a majority in principal amount of the outstanding Exchange Notes of the applicable series may, on behalf of all holders of such series of Exchange Notes, waive any past default under the applicable indenture with respect to the such series of Exchange Notes and its consequences, except a default in the payment of principal or premium, if any, or interest, if any, or in respect of a covenant or provision which under the applicable Indenture or applicable supplemental indenture cannot be modified or amended without the consent of the holder of each outstanding Exchange Note of the applicable series.

The Indenture with respect to each series of Exchange Notes further provides that, in determining whether the holders of the requisite principal amount of Exchange Notes outstanding of the applicable series have performed any act under such Indenture, Exchange Notes of such series owned by the Company or any other obligor upon the Exchange Notes of such series or any affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such act, only Exchange Notes of such series that the Trustee knows to be so owned shall be so disregarded.

Defeasance and Covenant Defeasance

The Indenture with respect to each series of Exchange Notes provides that we may elect, beginning no earlier than the fifth anniversary of the 2032 Original Notes Settlement Date in the case of the 2032 Exchange Notes or the 2031 Original Notes Settlement Date in the case of any series of 2031 Exchange Notes:

•

to defease and be discharged from our obligations with respect to the Exchange Notes of the applicable series (except the obligations to register the transfer of or exchange Notes of such series; to replace temporary or mutilated, destroyed, lost or stolen Exchange Notes of such series; to maintain an office or agency in respect of the Exchange Notes of such series; and to hold moneys for payment in trust) (“defeasance”); or

•

to be released from our obligations with respect to the Exchange Notes of or within such series under the provisions described under “—Consolidation, Merger and Sale of Assets” above or, if provided pursuant to a supplemental indenture, our obligations with respect to any other restrictive covenant, and any omission to comply with these obligations will not constitute a default or an Event of Default under the Indenture with respect to such series of Exchange Notes (“covenant defeasance”);

in either case by:

•

depositing irrevocably with the Trustee as trust funds in trust (i) money in an amount, or (ii) U.S. Government Obligations (as defined in the applicable Indenture) in an amount which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one business day before the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii), in any such case sufficient to pay the principal of and premium, if any, and interest, if any, on the Exchange Notes of the applicable series on the dates such installments of interest or principal and premium applicable to the Exchange Notes of the applicable series are due; and

•	satisfying certain other conditions precedent specified in the Indenture.

Any defeasance or covenant defeasance of any series of Exchange Notes is conditioned among other things upon our delivery of an opinion of legal counsel that the beneficial owners of such Exchange Notes will have no U.S. federal income tax consequences as a result of the deposit and termination and an officers’ certificate that all conditions precedent to the defeasance have been met.

No defeasance of amounts owed under the Exchange Notes of any series may be made without the prior written consent of the Federal Reserve (or any successor appropriate federal banking agency), if such consent is then required under the capital rules applicable to us.

If we exercise our covenant defeasance option with respect to a series of Exchange Notes and Exchange Notes of such series becomes due and payable because of the occurrence of any Event of Default, the money and U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Exchange Notes of the applicable series at their stated maturity but may not be sufficient to pay amounts due on the Exchange Notes of the applicable series at the time of acceleration relating to the Event of Default. However, we would remain liable to make payment of the amounts due at the time of acceleration. Provisions of the applicable Indenture relating to defeasance will be applicable to the Exchange Notes of the applicable series beginning on the fifth anniversary of the 2032 Original Notes Settlement Date (in the case of the 2032 Exchange Notes) or the 2031 Original Notes Settlement Date (in the case of each series of 2031 Exchange Notes).

We may from time to time repurchase any Exchange Notes in open market purchases or negotiated transactions without prior notice to holders.

Any repurchases or defeasance of Exchange Notes of any series will be subject to our obtaining the prior approval of the Federal Reserve (or any successor appropriate federal banking agency) and any additional requirements that the Federal Reserve (or any successor appropriate federal banking agency) may impose with respect to repurchases or defeasance of the Exchange Notes of the applicable series. Notwithstanding the foregoing, if, due to a change in law, regulation or policy subsequent to the issuance of the Exchange Notes, the Federal Reserve (or any successor appropriate federal banking agency) does not require that repurchases or defeasance of instruments be subject to approval in order for the instrument to be accorded Tier 2 capital treatment, then no such approval will be required for such repurchases or defeasance.

Reports and Other Information

We covenant to file with, or make available to, the Trustee, within 15 days after we are required to file the same with the SEC, copies of the annual reports and of the information, documents, and other reports that we may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act or pursuant to Section 314 of the Trust Indenture Act of 1939; provided that any document publicly available on the SEC’s Electronic Data Gathering, Analysis and Retrieval system shall satisfy the requirements hereof if we provide the Trustee with written notice when any such document is filed.

Events of Default; Defaults

The only Events of Default under the Indenture with respect to each series of Exchange Notes will be certain events in bankruptcy, receivership or insolvency involving us.

If an “Event of Default” with respect to any series of Exchange Notes occurs as a result of bankruptcy, receivership, insolvency or reorganization involving us, the principal of all outstanding notes, premium, if any, and any interest accrued thereon shall become due and payable immediately without any further action on the part of the Trustee or the holders of the Exchange Notes.

The application of the foregoing paragraph and any other rights under the Indenture would, in the event of the bankruptcy or insolvency involving us, be subject to applicable bankruptcy law (including, for example, the automatic stay imposed under U.S. federal bankruptcy law) and to the broad equity powers of a federal bankruptcy court, including, among other things, a determination by a court of the nature and status of the payment of claims in respect of the Exchange Notes. At any time after a declaration of acceleration with respect to a series of Exchange Notes has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of outstanding Exchange Notes of such series may, under certain circumstances, rescind and annul the acceleration but only if all Defaults have been remedied, or, if permitted, waived, and if certain other conditions have been satisfied.

The following events will be “Defaults” under the Indenture with respect to each series of Exchange Notes:

•	failure to pay principal of or premium, if any, on any Exchange Notes of such series at maturity, continued for seven days;

•	failure to pay any interest, if any, on any Exchange Notes of such series when due and payable, continued for 30 days; and

•

failure to perform any of our covenants or warranties in the applicable Indenture (other than a covenant or warranty a default in whose performance or whose breach is specifically dealt with elsewhere in the applicable Indenture, or a covenant or warranty included in the Indenture solely for the benefit of a series of Subordinated Debt Securities other than the applicable series of Exchange Notes), which failure continues for 60 days after written notice to us by the Trustee or to us and the Trustee by the holders of at least 25% in principal amount of the outstanding Exchange Notes of the applicable series as provided in the applicable Indenture.

The maturity of each series of Exchange Notes will be subject to acceleration only upon the occurrence of an Event of Default. There will be no right of acceleration upon the occurrence of any Default other than an Event of Default. If a Default with respect to any series of Exchange Notes occurs and is continuing, the Trustee may, subject to certain limitations and conditions, seek to enforce its rights and the rights of the holders of Exchange Notes of the applicable series (including, without limitation, the right to timely payment of interest) or the performance of any covenant or agreement in the applicable Indenture, including by instituting a judicial proceeding for the collection of sums due and unpaid.

The Indenture with respect to each series of Exchange Notes provides that any judgment received in respect of any obligation in respect of the applicable series of Exchange Notes will be subordinated to the same extent as any other right to payment under the applicable series of Exchange Notes. The Indenture with respect to each series of Exchange Notes provides that, subject to the duty of the Trustee upon the occurrence of a Default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under such Indenture at the request or direction of any of the holders of Exchange Notes of the applicable series unless the same holders shall have offered to the Trustee reasonable indemnity or security against the costs, expenses and liabilities which may be incurred. Subject to certain provisions, the holders of a majority in principal amount of the outstanding Exchange Notes of any series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, with respect to the Exchange Notes of the applicable series.

We are required to annually furnish to the Trustee an officers’ certificate as to the performance and observance by us of certain of the terms, provisions and conditions under the Indenture with respect to each series of Exchange Notes and as to the absence of default.

Regarding the Trustee

The Bank of New York Mellon, the Trustee under the Indenture, has a designated corporate trust office at 240 Greenwich Street, New York, New York 10286. We and our banking subsidiaries maintain banking relationships with the Trustee.

Regarding the Calculation Agent for the 2031 Exchange Notes

With respect to each series of 2031 Exchange Notes, unless we have redeemed all of the outstanding Exchange Notes of such series on or prior to the Reset Date, we will appoint a calculation agent for such series of 2031 Exchange Notes prior to the Reset Determination Date. We may appoint ourselves or an affiliate of ours as calculation agent.

Replacement Debt Securities

If an Exchange Note of any series is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office of the Trustee in the City and State of New York upon payment by the holder of expenses that we and the Trustee may incur in connection therewith and the furnishing of evidence and indemnity as we and the Trustee may require. Mutilated Exchange Notes of any series must be surrendered before a replacement Exchange Note of such series will be issued.

Notices

Any notice required to be given to a holder of an Exchange Note of any series will be mailed to the last address of the holder set forth in the applicable security register, and any notice so mailed shall be deemed to have been received by the holder, whether or not the holder actually receives the notice.

Governing Law

Each Indenture and each series of Exchange Notes will be governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

“Business Day” means any day that is not a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies in the City of New York are authorized or obligated by law to close.

The term “corporation” includes corporations, associations, companies and business trusts.

“Indebtedness for Money Borrowed” means: (a) any obligation of ours, or any obligation guaranteed by us, for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments; (b) similar obligations arising from off-balance sheet guarantees and direct credit substitutes; (c) obligations associated with derivative products, such as interest-rate and foreign exchange-rate contracts, commodity contracts and similar arrangements; and (d) any deferred obligations for the payment of the purchase price of property or assets.

“Indebtedness Ranking on a Parity with the Subordinated Debt Securities” means our Indebtedness for Money Borrowed, whether outstanding on the date of execution of the Base Indenture or thereafter created, assumed or incurred, which specifically by its terms ranks equally with and not prior to our Subordinated Debt Securities in the right of payment upon the happening of any event of the kind specified in the case of any bankruptcy, insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshaling of assets and liabilities or similar proceedings or any liquidation or dissolution or winding up involving us, whether voluntary or involuntary.

“Indebtedness Ranking Junior to the Subordinated Debt Securities” means any of our Indebtedness for Money Borrowed, whether outstanding on the date of execution of the Base Indenture or thereafter created, assumed or incurred, which specifically by its terms ranks junior to and not equally with or prior to our Subordinated Debt Securities (and any other Indebtedness Ranking on a Parity with our Subordinated Debt Securities) in right of payment upon the happening of any event of bankruptcy, insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshaling of assets and liabilities or similar proceedings or any liquidation or dissolution or winding up involving us, whether voluntary or involuntary.

“Senior Indebtedness” means our Indebtedness for Money Borrowed, whether outstanding on the date of the Base Indenture or thereafter created, assumed or incurred, except Indebtedness Ranking on a Parity with the Subordinated Debt Securities or Indebtedness Ranking Junior to the Subordinated Debt Securities. Senior Indebtedness also includes any deferrals, renewals or extensions of the Senior Indebtedness.

“Subordinated Debt Securities” means any subordinated debt securities of the Company authenticated and delivered under the Base Indenture, including as amended subsequent to the date of this prospectus.

BOOK-ENTRY; DELIVERY AND FORM

Global Notes

We will issue each series of Exchange Notes in the form of one or more global notes in fully registered, book-entry form. The global notes will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC.

Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC.

Investors may hold their interests in such global notes directly through Euroclear and Clearstream, if they are participants in these systems, or indirectly through organizations that are participants in these systems and may hold their interests through DTC if they are participants in DTC, or indirectly through organizations that are participants in DTC. Euroclear and Clearstream will hold the interests in such global notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries. These depositaries, in turn, will hold the interests in such global notes in customers’ securities accounts in the depositaries’ names on the books of DTC.

Except as set forth below, such global notes may be transferred, in whole and not in part, solely to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

All interests in the global notes, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream also may be subject to the procedures and requirements of their systems.

Book-Entry Procedures for the Global Notes

The descriptions of the operations and procedures of DTC, Euroclear and Clearstream described below are provided solely as a matter of convenience. These operations and procedures are solely within the control of these settlement systems and are subject to change by them from time to time. Neither we, the Trustee nor any paying agent takes any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

The clearing systems have advised us as follows:

DTC

DTC is a limited-purpose trust company organized under the New York Banking Law, a banking organization within the meaning of the New York Banking Law, a member of the U.S. Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act. DTC holds securities that its participants, known as DTC participants, deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for DTC participants’ accounts. This eliminates the need to exchange certificates. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

DTC’s book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a DTC participant. The rules that apply to DTC and its participants are on file with the SEC.

We expect that pursuant to procedures established by DTC:

•	upon deposit of each global note, DTC will credit the accounts of participants in DTC designated by the Exchange Agent with an interest in the global note; and

•

ownership of the Exchange Notes will be shown on, and the transfer of ownership of the Exchange Notes will be effected only through, records maintained by DTC, with respect to the interests of participants in DTC, and the records of participants and indirect participants, with respect to the interests of persons other than participants in DTC.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of the securities in definitive form. Accordingly, the ability to transfer interests in the Exchange Notes represented by a global note to these persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in Exchange Notes represented by a global note to pledge or transfer that interest to persons or entities that do not participate in DTC’s system, or to otherwise take actions in respect of that interest, may be affected by the lack of a physical definitive security in respect of the interest.

So long as DTC or its nominee is the registered owner of a global note, DTC or the nominee, as the case may be, will be considered the sole owner or holder of the Exchange Notes of the applicable series represented by the global note for all purposes under the applicable Indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have Exchange Notes of the applicable series represented by the global note registered in their names;

•	will not receive or be entitled to receive physical delivery of certificated notes; and

•

will not be considered the owners or holders of the Exchange Notes of the applicable series under the applicable Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under the applicable Indenture.

Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if the holder is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the holder owns its interest, to exercise any rights of a holder of Exchange Notes of any series under the applicable Indenture or the global note. We understand that under existing industry practice, if we request any action of holders of notes, or a holder that is an owner of a beneficial interest in a global note desires to take any action that DTC, as the holder of the global note, is entitled to take, then DTC would authorize its participants to take the action and the participants would authorize holders owning through participants to take the action or would otherwise act upon the instruction of such holders. Neither we, the Trustee nor any paying agent, if applicable, will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to the Exchange Notes of any series.

Payments with respect to the principal of, and premium, if any, and interest on, any Exchange Notes of any series represented by a global note registered in the name of DTC or its nominee on the applicable record date will be payable by the Trustee or any paying agent, if applicable, to or at the direction of DTC or its nominee in its capacity as the registered holder of the global note representing those Exchange Notes, under the applicable Indenture. Under the terms of each Indenture, we, the Trustee and any paying agent, if applicable, may treat the persons in whose names the applicable Exchange Notes, including the global notes, are registered as the owners of those Exchange Notes for the purpose of receiving payment on those Exchange Notes and for any and all other purposes whatsoever. Accordingly, none of us, the Trustee, or any paying agent, if applicable, have or will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, including principal, premium, if any, and interest.

Payments by the participants and the indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of the participants or the indirect participants and DTC. Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way in accordance with the clearing systems’ respective rules and operating procedures.

Upon receipt of any payment of principal or interest, DTC will credit DTC participants’ accounts on the payment date according to such participants’ respective holdings of beneficial interests in the global notes as shown on DTC’s records. In addition, it is DTC’s current practice to assign any consenting or voting rights to DTC participants whose accounts are credited with securities on a record date, by using an omnibus proxy. Payments by DTC participants to owners of beneficial interests in the global notes, and voting by DTC participants, will be governed by the customary practices between the DTC participants and owners of beneficial interests, as is the case with securities held for the accounts of customers registered in street name. However, these payments will be the responsibility of the DTC participants and not of DTC, the Trustee, any paying agent, if applicable, or us.

Clearstream

Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations, known as Clearstream participants, and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates.

Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include an underwriter, dealer, agent or purchaser engaged by us to sell the Exchange Notes. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly. Clearstream has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear.

Distributions with respect to interests in the Exchange Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear

Euroclear was created in 1968 to hold securities for its participants, known as Euroclear participants, and to clear and settle transactions between Euroclear participants and between Euroclear participants and participants of certain other securities intermediaries through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is owned by Euroclear plc, a U.K. limited liability company, and operated through a license agreement by Euroclear Bank S.A./N.V., known as the Euroclear operator. The Euroclear operator provides Euroclear participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing and related services. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include an underwriter, dealer, agent or purchaser engaged by us to sell the Exchange Notes.

Indirect access to Euroclear is also available to others that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear operator is a Belgian bank regulated by the Belgian Banking and Finance Commission and is overseen as the operator of a securities settlement system by the National Bank of Belgium.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, collectively referred to as the terms and conditions. The terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to Exchange Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the terms and conditions, to the extent received by the U.S. depositary for Euroclear.

Global Clearance and Settlement Procedures

We expect the Exchange Notes will trade in DTC’s Same-Day Funds Settlement System. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in same-day funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Cross-market transfers between persons holding directly or indirectly through DTC participants, on the one hand, and directly or indirectly through Clearstream or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the European international clearing system by its U.S. depositary; however, these cross-market transactions will require delivery of instructions to the European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The European international clearing system will, if a transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the Exchange Notes in DTC, and making or receiving payment in accordance with normal procedures for settlement in DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to their respective U.S. depositary.

Because of time-zone differences, credits of Exchange Notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. The credits or any transactions in the Exchange Notes settled during this processing will be reported to the Clearstream or Euroclear participants on the same business day. Cash received in Clearstream or Euroclear as a result of sales of the Exchange Notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear are expected to follow these procedures in order to facilitate transfers of interests in the Exchange Notes among participants of DTC, Clearstream and Euroclear, they will be under no obligation to perform or continue to perform these procedures and these procedures may be changed or discontinued at any time by any of them. Neither we, the Trustee nor any paying agent, if applicable, will have any responsibility for the performance of DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Notes

If:

•	DTC notifies us that it is at any time unwilling or unable to continue as a depositary and a successor depositary is not appointed by us within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed by us within 90 days; or

•	we instruct the Trustee that the global note is exchangeable for Exchange Notes in certificated form,

the global note or global notes for the applicable series of Exchange Notes will be exchangeable for Exchange Notes of the same series in certificated form with the same terms and of an equal aggregate principal amount, in a minimum denomination of $2,000 and authorized denominations of any integral multiple of $1,000 in excess thereof. The certificated notes will be registered in the name or names as DTC instructs the Trustee or any registrar appointed by us. We expect that instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global notes. Upon the issuance of certificated notes, the Trustee or any registrar appointed by us is required to register the certificated notes in the name of that person or persons, or their nominee, and cause the certificated notes to be delivered.

Neither we, the Trustee nor any registrar appointed by us will be liable for any delay by DTC or any participant or indirect participant in DTC in identifying the beneficial owners of the related Exchange Notes of any series, and each of those persons may conclusively rely on, and will be protected in relying on, instructions from DTC for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the Exchange Notes of the particular series to be exchanged for Original Notes of the corresponding series. In the case of Exchange Notes of any series in certificated form, we will make payment of principal and any premium at the maturity of each such Exchange Note in immediately available funds upon presentation of the Exchange Note of the applicable series at the corporate trust office of the Trustee, or at any other place as we may designate. Payment of interest on Exchange Notes of any series in certificated form due at redemption or maturity will be made to the person to whom payment of the principal of the applicable Exchange Note will be made.

Payment of interest due on Exchange Notes of any series in certificated form other than at maturity will be made at the corporate trust office of the Trustee or, at our option, may be made by check mailed to the address of the person entitled to receive payment as the address appears in the security register, except that a holder of Exchange Notes of any series may be entitled to receive interest payments on any applicable Interest Payment Date other than at maturity by wire transfer of immediately available funds, if appropriate wire transfer instructions have been received in writing by the Trustee at least 30 days prior to the applicable Interest Payment Date. Any wire instructions received by the Trustee will remain in effect until revoked by the holder.

CERTAIN U.S. FEDERAL TAX CONSEQUENCES

An exchange of any series of Original Notes for the corresponding series of Exchange Notes will not be a taxable event for U.S. federal income tax purposes. The tax consequences of holding any series of Exchange Notes will be the same as those of the corresponding series of Original Notes, your initial tax basis in the applicable Exchange Notes will equal your tax basis in the corresponding Original Notes, and your holding period for the applicable Exchange Notes will include your holding period for the corresponding Original Notes.

PLAN OF DISTRIBUTION

Based on existing interpretations of the Securities Act by the SEC staff set forth in several no-action letters to third parties (including Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5, 1991) and Shearman & Sterling (available July 2, 1993)), and subject to the immediately following sentence, we believe Exchange Notes issued in connection with the Exchange Offers in exchange for Original Notes may be offered for resale, resold and otherwise transferred by the holders thereof (other than holders that are broker-dealers) without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any holder of Original Notes that is an affiliate of ours that does not comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable in connection with the resale of the Exchange Notes or that intends to participate in the Exchange Offers for the purpose of distributing the Exchange Notes, or any broker-dealer that purchased any of the Original Notes from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the SEC staff set forth in the above-mentioned no-action letters, (ii) will not be entitled to tender its Original Notes in the Exchange Offers, and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Original Notes unless such sale or transfer is made pursuant to an exemption from such requirements.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offers must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the date this registration statement is declared effective and ending on the close of business 90 days after such date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until                , 2021 (90 days after the date of this prospectus), all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offers and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 90 days after the date this registration statement is declared effective, we shall promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the Exchange Offers other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Original Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

VALIDITY OF EXCHANGE NOTES

The validity of the Exchange Notes offered hereby will be passed upon for us by Sullivan & Cromwell LLP, New York, New York.

EXPERTS

The financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Citizens Financial Group, Inc.

Offers to Exchange

Any and All of the Outstanding Notes of the Series Specified on the Cover Page

for the Corresponding Series Specified on the Cover Page

that has been Registered under the Securities Act

The Exchange Agent for the Exchange Offers is:

The Bank of New York Mellon

By Mail, Hand or Overnight Courier:	For information or confirmation by email or telephone:

The Bank of New York Mellon Attn: c/o The Bank of New York Mellon Corporation Corporate Trust Operations - Reorganization Unit 111 Sanders Creek Parkway East Syracuse, NY 13057	(315) 414-3034 Ct_Reorg_Unit_Inquiries@bnymellon.com

Requests for additional copies of this prospectus and the letter of transmittal may be directed to the Exchange Agent at the address or telephone number set forth above. Beneficial owners may also contact their custodian for assistance concerning the Exchange Offers.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to Citizens Financial Group, Inc. (the “Registrant”). The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s Amended and Restated Certificate of Incorporation and Bylaws provides for indemnification by the Registrant for each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our amended and restated certificate of incorporation, our amended and restated bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s Amended and Restated Certificate of Incorporation provides for such limitation of liability.

The Registrant maintains policies of insurance under which coverage is provided (a) to its directors and officers, in their respective capacities as such, against loss arising from a claim made for any actual or alleged wrongful act, and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

ITEM 21.	Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K, filed April 24, 2020)

3.2	Certificate of Designations of the Registrant with respect to its 5.650% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series F (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K, filed June 4, 2020)

3.2	Amended and Restated Bylaws of the Registrant (as amended and restated on April 23, 2020) (incorporated by reference to Exhibit 3.2 of the Current Report on Form 8-K, filed April 24, 2020)

Exhibit No.	Description

4.1	Subordinated Indenture, dated as of September 28, 2012, between the Registrant and The Bank of New York Mellon (incorporated by reference to Exhibit 4.2 of the Registration Statement on Form S-1, filed July 28, 2015)

4.2	Eleventh Supplemental Indenture, dated as of September 30, 2020, between the Registrant and The Bank of New York Mellon (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K, filed September 30, 2020)

4.3	Twelfth Supplemental Indenture, dated as of February 11, 2021, between the Registrant and The Bank of New York Mellon (incorporated by reference to Exhibit 4.2 of the Current Report on Form 8-K, filed February 11, 2021)

4.4	Thirteenth Supplemental Indenture, dated as of February 11, 2021, between the Registrant and The Bank of New York Mellon (incorporated by reference to Exhibit 4.3 of the Current Report on Form 8-K, filed February 11, 2021)

4.5	Fourteenth Supplemental Indenture, dated as of February 11, 2021, between the Registrant and The Bank of New York Mellon (incorporated by reference to Exhibit 4.4 of the Current Report on Form 8-K, filed February 11, 2021)

4.6	Form of 2.638% Rule 144A Subordinated Global Note due 2032 (incorporated by reference to Exhibit 4.2 of the Current Report on Form 8-K, filed September 30, 2020)

4.7	Form of 2.638% Regulation S Subordinated Global Note due 2032 (incorporated by reference to Exhibit 4.3 of the Current Report on Form 8-K, filed September 30, 2020)

4.8	Form of 4.300% Rule 144A Subordinated Global Note due 2031 (incorporated by reference to Exhibit 4.5 of the Current Report on Form 8-K, filed February 11, 2021)

4.9	Form of 3.750% Rule 144A Subordinated Global Note due 2031 (incorporated by reference to Exhibit 4.6 of the Current Report on Form 8-K, filed February 11, 2021)

4.10	Form of 4.350% Rule 144A Subordinated Global Note due 2031 (incorporated by reference to Exhibit 4.7 of the Current Report on Form 8-K, filed February 11, 2021)

4.11	Registration Rights Agreement, dated as of September 30, 2020, between the Registrant and Credit Suisse Securities (USA) LLC and Citizens Capital Markets, Inc., as dealer managers (incorporated by reference to Exhibit 4.4 of the Current Report on Form 8-K, filed September 30, 2020)

4.12	Registration Rights Agreement relating to the Registrant’s 4.300% Fixed Rate Reset Subordinated Notes due 2031, dated as of February 11, 2021, between the Registrant and Credit Suisse Securities (USA) LLC, Barclays Capital Inc., BofA Securities, Inc. and Citizens Capital Markets, Inc., as dealer managers (incorporated by reference to Exhibit 4.8 of the Current Report on Form 8-K, filed February 11, 2021)

4.13	Registration Rights Agreement relating to the Registrant’s 3.750% Fixed Rate Reset Subordinated Notes due 2031, dated as of February 11, 2021, between the Registrant and Credit Suisse Securities (USA) LLC, Barclays Capital Inc., BofA Securities, Inc. and Citizens Capital Markets, Inc., as dealer managers (incorporated by reference to Exhibit 4.9 of the Current Report on Form 8-K, filed February 11, 2021)

4.14	Registration Rights Agreement relating to the Registrant’s 4.350% Fixed Rate Reset Subordinated Notes due 2031, dated as of February 11, 2021, between the Registrant and Credit Suisse Securities (USA) LLC, Barclays Capital Inc., BofA Securities, Inc. and Citizens Capital Markets, Inc., as dealer managers (incorporated by reference to Exhibit 4.10 of the Current Report on Form 8-K, filed February 11, 2021)

4.15	Form of 2.638% Subordinated Global Note due 2032*

Exhibit No.	Description

4.16	Form of 4.300% Subordinated Global Note due 2031*

4.17	Form of 3.750% Subordinated Global Note due 2031*

4.18	Form of 4.350% Subordinated Global Note due 2031*

5.1	Opinion of Sullivan & Cromwell LLP*

21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 of the Annual Report on Form 10-K, filed February 23, 2021)

23.1	Consent of Deloitte & Touche LLP*

23.2	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1)*

24.1	Power of Attorney*

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as trustee under the Subordinated Indenture*

99.1	Form of Letter of Transmittal*

* Filed herewith.

ITEM 22.	Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the

Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(6) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(7) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Citizens Financial Group, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Providence, State of Rhode Island, on April 2, 2021.

CITIZENS FINANCIAL GROUP, INC.

By:	/s/ Malcolm D. Griggs
Name: Malcolm D. Griggs
Title: General Counsel and Chief Legal and Risk Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on April 2, 2021:

CITIZENS FINANCIAL GROUP, INC.

By:	/s/ Malcolm D. Griggs
Name: Malcolm D. Griggs
as attorney-in-fact for Mr. Van Saun, Mr. Woods, Mr. Read and the Directors

Chairman of the Board and Chief Executive Officer (Principal Executive Officer and Director): Bruce Van Saun*

Vice Chairman and Chief Financial Officer (Principal Financial Officer): John F. Woods*

Executive Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer): C. Jack Read*

Directors:

Lee Alexander*	Christine M. Cumming*

William P. Hankowsky*	Howard W. Hanna, III*

Leo I. Higdon, Jr.*	Edward J. Kelly III*

Charles J. Koch*	Robert G. Leary*

Terrance J. Lillis*	Shivan S. Subramaniam*

Christopher J. Swift*	Wendy A. Watson*

Marita Zuraitis*

* By power of attorney